Exhibit 10.1

REAL ESTATE PURCHASE AGREEMENT

Property Location: 19505 Biscayne Boulevard, Aventura, Florida

THIS REAL ESTATE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of September __, 2025 (the “Effective Date”) by and between SERITAGE SRC FINANCE LLC, a Delaware limited liability company (“Seller”), and BOULEVARD STEP VENTURES LLC, a Delaware limited liability company, and its permitted assigns in accordance with Section 20 of this Agreement (“Buyer”).

In consideration of the mutual promises and covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.
The Property. Seller agrees to sell and Buyer agrees to buy all of Seller’s right, title and interest in and to: (a) that certain real property (the “Land”), together with that certain building(s) (the “Building”), improvements, easements, hereditaments, fixtures and appurtenances thereunto belonging located in the City of Aventura, County of Miami-Dade and State of Florida and more particularly described on Exhibit “A” attached hereto and made a part hereof (collectively, the “Real Property”); (b) the Leases (as defined in Section 23(a)) with the Tenants (hereinafter defined) named therein; (c) all service and maintenance contracts to which Seller is a party which pertain to the Property which Buyer has elected to assume as set forth on Schedule 6(j) attached hereto (the “Contracts), and any other service or maintenance contract which pertains to the Property and which Buyer has not elected to assume shall be terminated by Seller in accordance with the terms of such contract and Seller shall be obligated to pay any termination fee or damages due or payable under such contract resulting from such early termination; (d) to the extent any such items exist and are assignable and transferable by Seller to Buyer, any fixtures, machinery, equipment, furnishings, tangible items of personal property and other tangible property, if any, located on or about the Real Property and used exclusively in connection with the Real Property and owned by Seller as of the Closing Date (hereinafter defined), if any (the “Tangible Personal Property”), which Tangible Personal Property specifically excludes software, cash, bank accounts, certificates of deposit, or other similar income (other than security deposits under the Leases) and any equipment, machinery, computers or other tangible items of personal property owned or leased by any Tenants, the Property’s management company or any other third parties; and (e) to the extend not cancelled that certain unfunded Promissory Note dated as of January 19, 2021 in the original principal amount of $385,920.00 executed by Industrious MIA 19505 Biscayne Boulevard LLC, a Michigan limited liability company, as “Maker” in favor of Seller (the “Industrious Note”); (f) to the extent assignable and transferable by Seller to Buyer, any licenses, permits, consents, authorizations, approvals, registrations and certificates issued by any governmental authority that are currently held by Seller with respect to the Real Property, if any, and intangible personal property owned by Seller relating exclusively to the Real Property, including any and all licenses, permits, authorizations, approvals, waivers, variances, deposits, guaranties, warranties, architectural and engineering plans and specifications, certificates of occupancy and development rights and entitlements relating to the Real Property and the name “Esplanade” or any deviation or derivation thereof and any of the related copyrights, logos, signs, trademarks and servicemarks (collectively, together with the Industrious Note, the “Intangible Personal Property” and, together with the Tangible Personal Property, the “Personalty”), which Intangible Personal Property shall expressly exclude any name, logo, sign, trademark, telephone listing or numbers of any member or shareholder of Seller and of, or containing, the name “Seritage” or any deviation or derivation thereof. The Real Property, Leases, Contracts and Personalty are collectively referred to herein as the Property”.

2.
Purchase Price; Earnest Money
(a)
The purchase price (the “Purchase Price”) for the Property shall be the sum of ONE HUNDRED THIRTY-ONE MILLION AND 00/100 DOLLARS ($131,000,000.00), payable by Buyer as follows:
(i)
FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) earnest money (the “Earnest Money”) to be deposited (in immediately available federal funds) by Buyer into escrow with Escrow Agent (hereinafter defined) within two (2) Business Days following the Effective Date, which Earnest Money shall be non-refundable to Buyer except as expressly provided in this Agreement. Buyer's deposit of the Earnest Money with Escrow Agent within the prescribed time period is a condition precedent to the effectiveness of this Agreement; and, if Buyer fails to deliver the Earnest Money to Escrow Agent within the time prescribed, this Agreement will be void ab initio and of no further force and effect.; and
(ii)
The balance of the Purchase Price, subject to adjustment for all credits, prorations and closing costs provided for in this Agreement, will be paid to Escrow Agent in U.S. Dollars by wire transfer or other immediately available federal funds on or before the Closing hereunder.
(b)
Prior to the Closing, Buyer and Seller shall use their good faith efforts to agree upon the allocation of the Purchase Price between the Real Property and the remaining Property.
(c)
Escrow Agent shall deposit the Earnest Money into an interest-bearing account acceptable to Buyer and Seller. The term “Earnest Money” shall be deemed to include all interest, if any, earned thereon while being held in escrow.
(d)
Buyer and Seller hereby appoint First American Title Insurance Company (in such capacity, the “Escrow Agent”), at its office located at 666 Third Avenue, New York, NY 10017, Attn: Andrew D. Jaeger, to act as the escrow agent for the transaction contemplated by this Agreement and to hold the Earnest Money in escrow subject to the terms of this Agreement.
(e)
Notwithstanding anything to the contrary in this Agreement, a portion of the Earnest Money equal to One Hundred and No/100 Dollars ($100.00) (the “Independent Consideration”) shall be paid to Seller, which Independent Consideration has been bargained for and agreed upon by Buyer and Seller as independent and sufficient consideration for Seller’s execution and delivery of this Agreement.
3.
Title and Survey.
(a)
Seller has delivered to Buyer a current title insurance commitment (the “Title Commitment”) for an ALTA Owner’s Policy of Title Insurance issued by the Title Company. Buyer acknowledges it shall obtain its Owner’s Policy of Title Insurance solely from Escrow Agent (also referred to herein as the “Title Company”).
(b)
The Existing Survey (as defined herein) of the Real Property has been delivered to Buyer as part of the Property Information (as defined herein). Buyer may have an updated or new survey prepared for the Real Property (collectively, the “Updated Survey”), and delivered to the Title Company, at Buyer’s sole cost and expense, which Updated Survey shall comply with the most recent Survey Standards of the ALTA and NSPS.
(c)
Buyer will, on or before the Effective Date, deliver to Seller written notice of its objections (the “Title Objection Notice”) to any exceptions or defects to title which Buyer does not consent,

in its sole and absolute discretion, based upon its review of the Title Commitment and Existing Survey and any lien, judgment, tax, permit and code violation searches (“collectively, “Searches”). Buyer’s failure to make such objections on or before the Effective Date will constitute a waiver by Buyer of any objections to the marketability of title; provided that Buyer will be permitted to send an additional Title Objection Notice objecting to matters affecting title which are first raised by an amendment, update or continuation of the Title Commitment (within five (5) days after Buyer’s receipt of notification thereof), the Updated Survey (within five (5) days after Buyer’s receipt thereof) or the Searches. If Buyer does timely provide a Title Objection Notice to Seller, Seller may send a notification to Buyer (the “Title Objection Response”) within five (5) Business Days after Buyer provides such Title Objection Notice to Seller (or within two (2) Business Days if Buyer provided a Title Objection Notice of any new title objection within five (5) days prior to the Closing Date), which title objections, if any, Seller shall endeavor to cure (though Seller shall have no obligation to cure, other than the Mandatory Cure Matters, which Seller shall cure or remove on or prior to Closing), and Seller shall have the right to adjourn the Closing for up to thirty (30) days to endeavor to do so. Seller’s failure to deliver a Title Objection Response shall be deemed Seller’s election not to endeavor to cure such title objection. Buyer, within five (5) Business Days after the earliest to occur of: (a) receipt of Seller’s Title Objection Response or deemed response that it will not endeavor to cure the title objection, or (b) Seller notifying Buyer that it is unable to cure a title objection it previously notified Buyer it would endeavor to cure and (c) thirty (30) days from Buyer’s receipt of Seller’s Title Objection Response indicating that it would endeavor to cure a title objection if such title objection remains uncured, shall notify Seller that it will either close notwithstanding the defect without any reduction in the Purchase Price or that it terminates this Agreement. If Buyer terminates this Agreement, the Earnest Money shall be returned to Buyer and the parties will be mutually released from all liabilities and obligations hereunder, save and except that Buyer will promptly return to Seller all copies of the Property Information provided to Buyer or destroy the same and, upon Seller’s request, deliver copies to Seller, or destroy, any third party reports in respect of the Property obtained by Buyer (collectively, “Buyer’s Reports”), and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except for any obligation or liability that is expressly stated in this Agreement to survive the Closing or any termination of this Agreement (collectively, the “Surviving Obligations”), and each party shall bear its own costs incurred hereunder. Buyer’s failure to deliver such notice shall be deemed Buyer’s election to close notwithstanding such title objection. Seller will be deemed to have duly cured any such defects in title if Seller causes the Title Company to agree to provide Buyer, at Closing (at no cost to Buyer), with specific title insurance insuring Buyer over any loss occasioned by such defects, pursuant to an endorsement reasonably satisfactory to Buyer. Notwithstanding the foregoing provisions of this Section 3(c), Seller agrees to: (1) satisfy any and all Mandatory Cure Matters (as defined herein) either prior to Closing or simultaneously with Closing by using proceeds from the sale, and/or (2) file a bond over any and all Mandatory Cure Matters prior to Closing, regardless of whether Buyer specifically objects to a Mandatory Cure Matter in a Title Objection Notice. “Mandatory Cure Matters” means: (i) any mortgages created or assumed by Seller, (ii) all mechanic’s liens and materialmen’s liens for work performed pursuant to contracts with Seller whether or not recorded, including but not limited to, any and all notices of commencement and claims of lien encumbering the Property (specifically excluding however any that pertain to on-going work by any Tenant as set forth on Schedule 3(c)), and (iii) other monetary liens against title to the Real Property of parties claiming by, through or under the Seller (but not the Tenant(s) under the Lease(s)) that are curable solely by the payment of a liquidated amount of money.
4.
Inspections and Tests; Access to Property.
(a)
Notwithstanding anything to the contrary set forth in this Agreement, Buyer’s inspection and review rights with respect to the Property shall be governed by that certain Access Agreement dated November 25, 2024, by and between Seller and Turnberry Transactions LLC, as subsequently amended (the “Access Agreement”), provided Section 10 of the Access Agreement shall be amended to provide that the term of the Access Agreement shall run coterminous with this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, it is expressly acknowledged and agreed to by Buyer that: (i) the Property Information (as defined herein) will be provided only to the extent the same are in the possession of Seller, and (ii) except as otherwise specifically provided for in Section 6 herein, the Property Information are and will be provided without any representations or warranties, including, without limitation, any representations or warranties as to the accuracy or completeness thereof, or the fitness thereof for any particular purpose.
5.
Due Diligence; Delivery of Reports.
(a)
Buyer shall have the right to conduct and continue its inspections and tests of the Property in accordance with Section 4 above until the Closing Date.
(b)
Seller has provided to Buyer copies of documents pertaining to the Property, all of which have been provided by ShareFile, Dropbox or other electronic data storage facility, which may be accessed by Buyer and, except as otherwise specifically provided for in Section 6 herein, without any representations or warranties including, without limitation, any representations or warranties as to the accuracy or completeness thereof, or the fitness thereof for any particular purpose (herein collectively the “Property Information”), including the following:
(i)
Copies of the Leases.
(ii)
The Title Commitment for the Property.
(iii)
The ALTA/ACSM Land Title Survey; prepared by Daniel C. Fortin of Fortin, Leavy, Skiles Inc. dated September 19, 2014, as Job No. 141037(the “Existing Survey”).
(iv)
A copy of: (a) the Phase I Environmental Site Assessment Report, dated October 27, 2014, prepared by Terracon Consultants, Inc.; Terracon Project No. 34149256-1655; (b) the Phase II ESA Report, dated March 20, 2015, prepared by Terracon Consultants, Inc.; Terracon Project No. 34159016.1655; and (c) Limited Site Assessment Report, dated August 17, 2016, prepared by Amec Foster Wheller Environmental & Infrastructure, Inc.; AMEC Forster Wheeler Project No. 3205-16-1505.
(v)
Copies of the Construction Contracts (hereinafter defined) and all related material correspondence thereto and information regarding any warranties for work or goods related to the Property arising from the Construction Contracts.
6.
Seller’s Representations and Warranties. Except as set forth on Schedule 6 or other Schedule referenced in this Section 6 attached hereto, Seller hereby represents and warrants, as of the Effective Date and again as of the Closing Date, that the following are true and correct in all material respects:
(a)
Seller is duly created and validly existing pursuant to the laws of the jurisdiction of its organization or formation and is duly qualified to do business in the State where the Property is located.
(b)
Seller has full right, capacity and authority to enter into this Agreement and to perform Seller’s obligations contemplated herein. All actions necessary to authorize the execution, delivery and performance of this Agreement by Seller have been taken and such actions have not been rescinded or modified. This Agreement has been duly and validly executed and delivered by Seller and constitutes Seller’s valid and binding obligation, enforceable against Seller in accordance with its terms.

(c)
None of the execution, delivery or performance of this Agreement by Seller does or will, with or without the giving of notice, lapse of time or both, violate, conflict with or constitute a default under the organizational documents of Seller or any other agreement to which Seller is party.
(d)
Seller has obtained all required consents in order for Seller to enter into this Agreement and to consummate the transactions contemplated by this Agreement.
(e)
Seller is the owner of fee simple title to the Real Property, subject to the exceptions set forth in the Title Commitment.
(f)
During Seller’s period of ownership, Seller has not received written notice of any eminent domain or private purchase in lieu of such proceeding that would adversely affect the Property, and which has not been completed.
(g)
Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, suffered the appointment of a receiver to take possession of substantially all of Seller’s assets, suffered the attachment or other judicial seizure of substantially all of Seller’s assets, admitted in a legal proceeding Seller’s inability to pay Seller’s debts as they come due, or made an offer of settlement, extension or composition to Seller’s creditors generally.
(h)
Seller is not a “non-resident alien,” “foreign person” or “foreign entity” within the meaning of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.
(i)
The only leases, licenses or other occupancy agreements to which Seller is party encumbering the Property are the Leases identified on Schedule 23(a). All of the Leases have been delivered to Buyer as part of the Property Information and are complete and correct in all material respects. The copies of the Leases contained in the Property Information are the Leases used by Seller in its ordinary operation of the Property. As of the Effective Date, Seller has not received written notice of a default under any Lease from any Tenant with respect to the performance by Seller of any of the terms, covenants or conditions to be performed by Seller thereunder which remains uncured, except as set forth on Schedule 6. As of the Effective Date, Seller has not sent written notice to any Tenant under its respective Lease claiming that a Tenant is in default under the terms of its Lease which remains uncured, except as set forth on Schedule 6. Except pursuant to Section 23(c) below, no TA/LC (defined herein) is payable by Seller in connection with the Leases. All Unpaid TA/LC (defined herein) for the Property as of the Effective Date is listed in Schedule 23(c). As of the Effective Date, no security deposits are held by Seller as landlord under the Leases, except as set forth on Schedule 6(i). As of the Effective Date, Seller has not applied any security deposits held by Seller as landlord under the Leases. With respect to any security deposits which are letters of credit delivered to Seller by Tenants, as of the Effective Date, Seller has not drawn on any such letters of credit.
(j)
All of the Contracts, other than those referenced in the Title Commitment, are listed on Schedule 6(j) attached hereto. True and correct copies of the Contracts have been delivered to Buyer as part of the Property Information. Seller has not received written notice from any counterparty that Seller is in default under any of the Contracts, and Seller has sent no written notice of any default to any counterparty under the Contracts, in each case which default remains uncured.
(k)
Except as set forth on Schedule 6(k) attached hereto, there is no litigation, action, suit, or legal proceeding currently pending or, to Seller’s knowledge, expressly threatened in writing, against Seller as it pertains to the Property or the Property or under or pursuant to any Leases, and as of the Effective Date, Seller has not received written notice thereof.

(l)
To Seller’s knowledge, with respect to the Property: (i) none of the Tenants under the Leases have a right of first refusal, right of first offer or purchase option to acquire the Property; and (ii) Seller has not entered into a right of first refusal, right of first offer or purchase option to sell the Property to a third party.
(m)
As of the Effective Date, Seller has not received written notice that the Property is in violation under any applicable federal, state or local laws, including any environmental laws, in each case which has not been cured, dismissed, settled or otherwise resolved.
(n)
Seller is not an employee pension benefit plan or government plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.
(o)
Seller is not a person or entity with whom U.S. persons are restricted from doing business with under the regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of Treasury (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (the “USA Patriot Act”), or other governmental or quasi-governmental action (each such person or entity, a “Prohibited Person”)
(p)
Construction Contracts.
(i)
The contracts listed on Schedule 6(p) (the “Construction Contracts”) are all of the construction contracts to which Seller is a party entered into in connection with construction work to the Building(s) for which work remains to be completed.
(ii)
Except as disclosed on Schedule 6(p), all amounts owed to any contractors, suppliers, service-providers and other parties under the Construction Contracts have been paid in full and no amounts remain outstanding thereunder (including, without limitation, any retainage amounts).
(iii)
Except as disclosed on Schedule 6(p), Seller has not made any warranty claims under the Construction Contracts.
(iv)
Except as disclosed in the Title Commitment, all notices of commencement recorded in connection with the Construction Contracts have been terminated.
(v)
Except as disclosed on Schedule 6(p), to Seller’s knowledge, all permits obtained in connection with the Construction Contracts have been closed.
(vi)
Seller has not received written notice that the work performed under the Construction Contracts is in violation under any applicable laws, ordinances, codes and/or regulations
(q)
Seller does not have any employees.
(r)
Except as expressly set forth in this Section 6, Seller makes no representations or warranties of any kind whatsoever, whether written or oral, express or implied, statutory or otherwise (including, but not limited to, warranties of merchantability, fitness for use or acceptability for any purpose intended by Buyer).

As used in this Agreement and in any documents or instruments delivered by Seller pursuant to or in connection with this Agreement (“Related Documents”), the phrase “to Seller’s knowledge,” “known to Seller,” and phrases of similar meaning or import with respect to any statement, representation or warranty, if any, of Seller (any such phrase, a “Knowledge Qualifier”), shall be deemed to only mean, and to refer only to, the actual knowledge of Eric Dinenberg as Vice President of Seller (the “Knowledgeable Person”) as of the Effective Date, without any investigation or inquiry. Without limiting the foregoing, and for the avoidance of doubt, if a statement, representation or warranty, if any, by Seller in this Agreement is qualified by a Knowledge Qualifier, then the knowledge of Seller shall not be deemed to include any knowledge that might otherwise be imputed to Seller or that might be known to a person other than the Knowledgeable Person. Buyer hereby agrees that (a) the Knowledgeable Person shall not, under any circumstances whatsoever, be deemed to have made any such statements, representations or warranties, if any, and shall not, under any circumstances whatsoever, have any personal liability whatsoever with respect to any such statements, representations or warranties, and (b) all statements, representations and warranties of Seller set forth in this Agreement and/or any Related Documents (whether or not qualified in any way) are statements of Seller only and not of the Knowledgeable Person or any other natural person.

7.
Buyer’s Representations and Warranties. Buyer hereby represents and warrants, as of the Effective Date and again as of the Closing Date, the following:
(a)
Buyer is duly created and validly existing pursuant to the laws of the jurisdiction of its organization or formation and is duly qualified to do business in the State where the Property is located.
(b)
Buyer has full right, capacity and authority to enter into this Agreement and to perform the Buyer’s obligations contemplated herein. All actions necessary to authorize the execution, delivery and performance of this Agreement by Buyer have been taken and such actions have not been rescinded or modified. This Agreement has been duly and validly executed and delivered by Buyer and constitutes Buyer’s valid and binding obligation, enforceable against Buyer in accordance with its terms.
(c)
None of the funds to be used for payment by Buyer of the Purchase Price will be subject to 18 U.S.C. §§ 1956-1957 (Laundering of Money Instruments), 18 U.S.C. §§ 981-986 (Federal Asset Forfeiture), 18 U.S.C. §§ 881 (Drug Property Seizure), Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, or the USA Patriot Act, and Buyer is not, and will not become, a Prohibited Person.
(d)
Buyer is not an employee pension benefit plan or government plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.
(e)
Buyer has experience in financial and business matters that enable it to evaluate the risks and merits of the transaction contemplated by this Agreement.
8.
“AS-IS Sale”. EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTIONS 6 AND 14 OF THIS AGREEMENT AND SELLER’S REPRESENTATIONS AND WARRANTIES IN THE CLOSING DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING PURSUANT TO SECTION 10(A) OF THIS AGREEMENT (“SELLER CLOSING DOCUMENTS”), THIS SALE IS MADE WITHOUT REPRESENTATION, COVENANT, OR WARRANTY OF ANY KIND (WHETHER EXPRESS OR IMPLIED) BY SELLER. AS A MATERIAL PART OF THE CONSIDERATION FOR THIS AGREEMENT, BUYER AGREES TO ACCEPT THE PROPERTY ON AN “AS IS” AND “WHERE IS” BASIS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATION OR WARRANTY (EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTIONS 6 AND 14 OF THIS AGREEMENT AND SELLER’S REPRESENTATIONS AND WARRANTIES IN THE

SELLER CLOSING DOCUMENTS), ALL OF WHICH SELLER HEREBY DISCLAIMS. EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES IN SECTIONS 6 AND 14 OF THIS AGREEMENT AND SELLER’S REPRESENTATIONS AND WARRANTIES IN THE SELLER CLOSING DOCUMENTS, NO WARRANTY OR REPRESENTATION IS MADE BY SELLER WITH RESPECT TO THE PROPERTY AS TO FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY, DESIGN, QUALITY, CONDITION, OPERATION OR INCOME, COMPLIANCE WITH DRAWINGS OR SPECIFICATIONS, ABSENCE OF DEFECTS, ABSENCE OF HAZARDOUS MATERIALS OR TOXIC SUBSTANCES, THE PRESENCE OF VIRUSES OR BACTERIA, THE PRESENCE OF LEAD-CONTAINING OR ASBESTOS-CONTAINING MATERIALS OR DUST, ABSENCE OF FAULTS, FLOODING, OR COMPLIANCE WITH LAWS AND REGULATIONS INCLUDING, WITHOUT LIMITATION, THOSE RELATING TO HEALTH, SAFETY, AND THE ENVIRONMENT (INCLUDING, WITHOUT LIMITATION, THE ADA). BUYER ACKNOWLEDGES THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OF THE PHYSICAL (INCLUDING BUT NOT LIMITED TO HEALTH AND SAFETY), ENVIRONMENTAL, ECONOMIC USE, COMPLIANCE, AND LEGAL CONDITION OF THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH HEREIN WITH RESPECT TO SELLER'S REPRESENTATIONS AND WARRANTIES IN SECTIONS 6 AND 14 AND SELLER’S REPRESENTATIONS AND WARRANTIES IN THE SELLER CLOSING DOCUMENTS, BUYER EXPRESSLY RELEASES, AND WAIVES (TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW) ANY CLAIMS UNDER FEDERAL LAW, STATE OR OTHER LAW, WHETHER IN LAW OR EQUITY THAT BUYER MIGHT OTHERWISE HAVE AGAINST SELLER RELATING TO THE USE, CHARACTERISTICS OR CONDITION OF THE PROPERTY WHETHER ARISING BEFORE OR AFTER THE CLOSING DATE, INCLUDING, WITHOUT LIMITATION, ANY PHYSICAL, ENVIRONMENTAL, ECONOMIC OR LEGAL CONDITION THEREOF AND ANY CLAIM FOR INDEMNIFICATION, COST RECOVERY OR CONTRIBUTION ARISING UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION, AND LIABILITY ACT (42 U.S.C. SECTION 9601 ET SEQ.) OR ANY SIMILAR FEDERAL, STATE OR LOCAL STATUTE, RULE OR ORDINANCE RELATING TO LIABILITY OF PROPERTY OWNERS FOR ENVIRONMENTAL MATTERS, IN EACH CASE WHETHER KNOWN OR NOT KNOWN TO BUYER.
9.
Covenants of Seller Pending Closing.
(a)
From the Effective Date through the earlier to occur of the Closing Date and the termination of this Agreement, Seller shall: (i) cause the Property to be operated, managed and maintained in a manner consistent with the practice of Seller or Seller’s property manager prior to the Effective Date; and (ii) not sell, lease, assign, transfer or encumber the Property or any interest therein, except as otherwise provided or permitted under this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, Seller shall have the right to enter into one or more temporary license agreements or similar agreements permitting a third party’s use or occupancy of all or any portion of the Property (collectively, the “TLAs”); provided, the same are terminable upon no more than 30-days notice without the payment of any penalty or termination fee.
(b)
From the Effective Date through the earlier to occur of the Closing Date and the termination of this Agreement, Seller will maintain in effect all of Seller’s insurance policies now maintained on or in respect of the Property in all material respects.
(c)
From the Effective Date through the earlier to occur of the Closing Date and the termination of this Agreement, Seller shall not make any material alterations to the Property or any part thereof without Buyer’s prior written consent, in Buyer’s sole discretion, except any work contemplated under the Construction Contracts.
(d)
Subject to the provisions of this Section 9(d), Seller shall endeavor to obtain tenant estoppel certificates from each Tenant of the Property other than the Pinstripes Tenant and Elestyle 1997 Corp. Seller shall request an estoppel certificate from each Tenant (an “Estoppel”) substantially in the form of Exhibit “F” attached hereto and made a part hereof; provided, however, that an Estoppel shall be deemed received upon an Acceptable Form as set forth in Section 11(b)(iv) below if (i) Tenant returns an Estoppel upon a form required by a Tenant’s Lease or (ii) Tenant is a national or regional company as identified on Schedule 9(d) that has established as part of their policy a standard form estoppel certificate to be issued in connection with an estoppel certificate request. Not later than three (3) Business Days after Buyer's receipt of any executed Estoppel from Seller, Buyer shall deliver written notice to Seller indicating any objections or specific matters in the Estoppel, which may include (i) that it is not upon an Acceptable Form or dated more than ninety (90) days prior to Closing, (ii) an allegation of material defaults by Seller under the Tenant Lease, or (iii) any other matters materially inconsistent with the Tenant Lease or Seller’s representations in Section 6(i) of this Agreement that were not either (x) disclosed in any of Buyer’s Reports or (y) discovered during a third-party inspection by Buyer’s agents (“Buyer Estoppel Objections”). For clarification purposes, Buyer acknowledges and agrees that certain Tenant defaults may have occurred as referenced on Schedule 6 attached hereto and any reference to such matters set forth in an Estoppel shall not give cause to a Buyer Estoppel Objection. Buyer’s failure to timely deliver such written notice shall be deemed Buyer’s acceptance of an Estoppel in all respects. Notwithstanding anything to the contrary in this Agreement, if any one or more of the Required Estoppels (as defined in Section 11(b)(iv) herein) have not been obtained by the date that is five (5) Business Days prior to the Closing Date after Seller has provided such tenants with written notice (which may include via electronic mail) requesting such Required Estoppel, then, upon written notice to Buyer not less than three (3) Business Days prior to the Closing Date Seller shall have the right to extend the Closing Date for up to five (5) Business Days past the original Closing Date in order to obtain, using commercially reasonable efforts, the Required Estoppels. For the avoidance of any doubt and notwithstanding anything to the contrary in this Agreement, Buyer shall, in all events, have not less than five (5) Business Days prior to the date upon which Buyer must deliver its notice of election to exercise the Closing Extension as described in Section 12(a) hereof in order to review the Required Estoppels after Buyer’s receipt of same. Commercially reasonable efforts for purposes of this Section 9(d) shall mean that Seller and/or any third party engaged by Seller to assist Seller in its efforts to obtain the Required Estoppels will follow up periodically with the Tenants via phone call and emails in order to obtain Required Estoppels; provided, however, that Seller shall not be obligated to expend any sums (other than the expenses of the such third-party vendor) or institute any proceedings to obtain a Required Estoppel from a Tenant. Seller has not covenanted that it will be able to deliver Required Estoppels, and Seller shall not be in default on this Agreement if Required Estoppels are not obtained; provided, however, Seller’s delivery of the Required Estoppels is a condition to Buyer’s obligation to proceed with the Closing as set forth in Section 11(b)(iv) of this Agreement.
(e)
Commencing on the Effective Date and continuing through the Closing Date, without Buyer’s prior written consent (which may be withheld in Buyer’s sole discretion), Seller shall not: (i) execute a modification, cancellation, extension or amendment to any of the Leases (except to acknowledge any notice of extension, cancellation, renewal or other action delivered by a Tenant in accordance with a right set forth in the applicable Leases); or (ii) enter into any new Leases except as expressly provided herein. Seller shall promptly deliver to Buyer a copy of any document described in the preceding sentence that is executed after the Effective Date. Not later than three (3) Business Days after any request from Seller for Buyer’s consent in connection with the foregoing, Buyer shall deliver to Seller written notice indicating Buyer’s consent or refusal of consent. If Buyer fails to timely and properly deliver such written notice to Seller, then Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in Seller’s request.

(f)
Commencing on the Effective Date and continuing through the Closing Date, without Buyer’s prior written consent (which may be withheld in Buyer’s sole discretion), Seller shall not: (i) execute a modification, cancellation, extension or amendment to any of the Contracts; or (ii) enter into any new Contract except in the event of an emergency or if any such agreement or modification will not bind Buyer or the Property after Closing. Seller shall promptly deliver to Buyer a copy of any document described in the preceding sentence that is executed after the Effective Date. Not later than three (3) Business Days after any request from Seller for Buyer’s consent in connection with the foregoing, Buyer shall deliver to Seller written notice indicating Buyer’s consent or refusal of consent. If Buyer fails to timely and properly deliver such written notice to Seller, then Buyer shall be deemed to have consented, in all respects, to any and all matters set forth in Seller’s request.
(g)
Commencing on the Effective Date and continuing through the Closing Date, Buyer shall have the right to directly request estoppels from the contract vendors under the Contracts; provided, receipt of such estoppel shall not be a condition precedent to Buyer’s obligation to close under this Agreement.
(h)
Commencing on the Effective Date and continuing through the Closing Date, Seller shall not apply any security deposits (including any security deposits held in the form of letter of credit) collected under the Leases to any Tenant obligations or liabilities.
(i)
Seller has entered into, and otherwise obtained, all necessary consents (if any) to enter into that certain Confidential Settlement Agreement dated August 18, 2025 (the “Settlement Agreement”) with Pinstripes, Inc. (the “Pinstripes Tenant”) pursuant to which the Lease and License Agreement as such terms are defined in the Settlement Agreement were terminated as of the date of the Settlement Agreement. Buyer acknowledges that it has approved the Seller entering into the Settlement Agreement. The Settlement Agreement specifically provides that all of Seller’s rights as landlord under the Lease and License Agreement expressly survive the termination of the Lease and License Agreement, including that Pinstripes Tenant remains liable for all unpaid amounts, including without limitation, the Rent and AR Balance (as such terms are defined in the Settlement Agreement) and all other claims and third party charges whether the same accrued prior to or after the termination of the Lease and License Agreement (the “Pinstripes Claims”). Seller shall retain the Pinstripes Claims, and for clarification purposes, the Lease and License Agreement and the Pinstripes Claims shall not be assigned to Buyer and Buyer shall have no rights thereunder.
(j)
Seller has advised Buyer that the Property does not have final Landlord certificates of occupancy (the “Remaining COs”) but is rather operating under temporary certificates of occupancy as set forth on Schedule 9(j). Seller shall use commercially reasonable efforts to obtain any and all Remaining COs prior to the Closing Date. Not less than ten (10) Business Days prior to the Closing Date, Buyer may obtain, at Seller’s expense, an estimate from the Licensed Contractor, as defined hereafter, of the remaining costs (“Remaining Costs”) and scope (“Remaining Scope”) to obtain any Remaining COs not yet obtained as of said date, which shall include the cost of any extension fees or other costs applicable for any Tenant temporary certificates of occupancy that remain outstanding due to the failure of Landlord to obtain the Remaining COs. If the Closing Date is extended, including pursuant to a Closing Extension, then the estimate of Remaining Costs and Remaining Scope shall be updated not less than ten (10) Business Days prior to the new Closing Date. Seller and Buyer agree that Whiting-Turner is hereby designated and approved as the “Licensed Contractor” to determine the Remaining Costs and that Claro Development is the “Licensed Contractor” to determine the Remaining Scope. Such Licensed Contractors shall have necessary access to enter the Property and review all relevant matters related to the Remaining COs to determine such Remaining Scope and Remaining Costs, including, but not limited to, access to current contractors engaged in obtaining the Remaining COs. Seller shall cause its contractors to cooperate with the Licensed Contractors and to provide the Licensed Contractors with any relevant information necessary to determine the Remaining Costs and The Remaining Scope. Seller shall have the right to reasonably review and approve the Licensed Contractor’s scope and estimate. To the extent any scope remains to obtain the Remaining COs, at Closing, Buyer shall place into escrow with the Escrow Agent, pursuant to the terms of an escrow agreement mutually acceptable to Seller and Buyer, a portion of the Purchase Price that is equal to one hundred twenty-five percent (125%) of such Remaining Costs (the “CO Holdback Amount”). The CO Holdback Amount may be drawn by Buyer for payment of the reasonable Remaining Costs in order to obtain the Remaining COs (with Seller having the right to review any such draw prior to any disbursement thereof), with any unused portion thereof released to Seller upon delivery of all Remaining COs. After Closing, Buyer shall have the responsibility to obtain the Remaining COs, and Seller shall reasonably cooperate with Buyer in obtaining the Remaining COs, at no cost or expense to Seller other than the CO Holdback Amount.
10.
Instruments of Transfer.
(a)
On or before the Closing Date, Seller shall deposit into escrow with the Escrow Agent the following:
(i)
a properly executed and acknowledged recordable Special Warranty Deed (the “Deed”) from Seller in the form attached as Exhibit “G”;
(ii)
an affidavit from Seller substantially in the form of Exhibit “B” attached hereto and made a part hereof (the “Title Affidavit”);
(iii)
a sworn statement provided by Seller that it is not a foreign person and containing such other information as may be required by Section 1445 of the Internal Revenue Code and regulations thereunder;
(iv)
two (2) counterparts of the Assignment and Assumption of Leases (as hereinafter defined) executed in counterpart by Seller;
(v)
two (2) counterparts of the Assignment and Assumption of Contracts in the form of Exhibit “D” attached hereto executed in counterpart by Seller;
(vi)
two (2) counterparts of the Tenant Notice Letter (as hereinafter defined) executed by Seller, which Tenant Notice Letter shall be sent by Escrow Agent to each of the Tenants, at Buyer’s sole cost and expense, not later than one (1) Business Day after the Closing Date;
(vii)
two (2) counterparts of an Assignment and Assumption of Recorded Agreements and Documents substantially in the form of Exhibit “H” attached hereto and made a part hereof (the “Assignment and Assumption of Record Documents”), executed in counterpart by Seller;
(viii)
two (2) counterparts of a Bill of Sale with respect to the Personalty substantially in the form of Exhibit “I” attached hereto and made a part hereof (the “Bill of Sale”), executed in counterpart by Seller;
(ix)
a Seller Representation Certificate in the form attached to this Agreement as Exhibit “J”, duly executed by Seller, as modified to reflect any factual changes to Seller’s representations and warranties (the “Seller Representation Certificate”); which certificate shall be subject to all limitations on liability and survival, limitations on Seller’s knowledge and other matters set forth elsewhere in this Agreement (to the same effect as if the statements made in such certificate were included in Section 6). Seller’s representations shall be subject to immaterial qualifications disclosed in the Seller’s

Representation Certificate, but if the qualifications are material, individually or in the aggregate, Buyer shall have the right: (i) to waive such material qualifications (in which case Seller’s representations are deemed modified by such material qualifications) or (ii) to terminate this Agreement and receive a prompt return of the entire Earnest Money, without recourse against Seller for such qualifications except to the extent such material qualifications were caused by Seller's fraud or intentional misrepresentation. Notwithstanding anything to the contrary set forth in Section 6 or elsewhere in the Agreement, if prior to the Closing, Buyer has or obtains knowledge including that which may be disclosed during a third-party inspection by Buyer’s agents or by Buyer’s Reports that any of Seller’s warranties or representations set forth in Section 6, or any of Seller’s certifications, warranties or representations made in the Seller Representation Certificate, is untrue in any respect, and Buyer nevertheless proceeds with the Closing, then the breach by Seller of the warranties, representations or certifications as to which Buyer shall have such knowledge shall be waived by Buyer and Seller shall have no liability to Buyer or its successors or assigns in respect thereof.
(x)
a 1099-S form, which will be filed by Buyer or the Title Company; and
(xi)
such other closing documents as may be reasonably required by the Title Company to consummate the transactions contemplated herein, including, but not limited to appropriate entity resolutions and approvals but in no event shall Seller be obligated to provide any affidavit of no change to a survey, indemnities or other agreements creating any liability or cost to Seller (other than any indemnities or other agreements required by the Title Company in order to issue the Title Policy insuring Buyer’s title to the Property upon Closing in the form agreed to by Seller in accordance with Section 3 herein).
(b)
On or before the Closing Date, Buyer shall deposit in escrow with the Escrow Agent the following:
(i)
two (2) counterparts of the Assignment and Assumption of Leases, executed in counterpart by Buyer;
(ii)
two (2) counterparts of the Assignment and Assumption of Contracts, executed in counterpart by Buyer;
(iii)
two (2) counterparts of the Tenant Notice Letter, executed in counterpart by Buyer;
(iv)
two (2) counterparts of the Assignment and Assumption of Record Documents, executed in counterpart by Buyer;
(v)
two (2) counterparts of the Bill of Sale, executed in counterpart by Buyer;
(vi)
the Purchase Price as specified in Section 2 of this Agreement; and
(vii)
such other closing documents as may be reasonably necessary to consummate the transactions contemplated herein, including, but not limited to appropriate entity resolutions and approvals.
11.
Conditions Precedent to Closing.

(a)
Seller and Buyer agree that Seller’s obligation to proceed with the Closing is subject to the satisfaction or waiver in writing by Seller of the following conditions (collectively, “Seller’s Closing Conditions”) at or prior to the Closing:
(i)
Buyer shall have delivered those items described in Section 10(b) of this Agreement as provided herein; and
(ii)
Each representation and warranty made by Buyer in this Agreement shall be true, accurate and complete in all material respects of as of the Closing Date.

If the satisfaction of any of Seller’s Closing Conditions does not occur on or prior to the Closing Date (as such Closing Date may be extended as expressly set forth in this Agreement), then Seller may elect, in its sole discretion by written notice to Buyer, to: (i) waive the failure of any such unsatisfied Seller’s Closing Conditions and close the transaction contemplated herein; (ii) extend the Closing Date until such time as all such unsatisfied Seller’s Closing Conditions have been satisfied, but in no event more than thirty (30) days after the scheduled Closing Date; or (iii) exercise the remedies provided in Section 17 hereof if the failure of any of Seller’s Closing Conditions is as a result of Buyer’s default under this Agreement.

(b)
Seller and Buyer agree that Buyer’s obligation to proceed with the Closing is subject to the satisfaction or waiver in writing by Buyer of the following conditions (collectively, “Buyer’s Closing Conditions”) at or prior to the Closing:
(i)
Seller shall have delivered those items described in Section 10(a) of this Agreement as provided herein;
(ii)
Each representation and warranty made by Seller in this Agreement shall be true, accurate and complete in all material respects of as of the Closing Date.
(iii)
The Title Company shall be committed to issuing the Title Policy insuring Buyer’s title to the Property upon Closing in the form agreed to in accordance with Section 3 herein, subject only to the payment of its premiums (at standard rates) for such policy as set forth herein; and
(iv)
Estoppels from Tenants under signed leases as of the Effective Date for which the total area of Tenants delivering Estoppels is not less than 75% of the total leased area of the Property excluding the Pinstripes Tenant and Elestyle 1997 Corp. (the “Required Estoppels”) in Acceptable Form shall have been obtained and delivered to Buyer. For the purposes of this Section 11(b)(iv), the total leased area of the Property excluding the Pinstripes Tenant space is deemed to be 153,988 square feet, and 75% of the total leased area is deemed to be 115,491 square feet. Any Estoppel shall be deemed in “Acceptable Form” if such Estoppel: (A) does not include any Buyer Estoppel Objections set forth in a written notice delivered by Buyer in accordance with Section 9(d) herein; (B) contains such certifications as are expressly required by and stated in the terms of the applicable Lease, it being acknowledged and agreed that if a Lease requires a Tenant to certify to certain specified items and such other items as a may be reasonably requested (or similar language), then a Tenant’s omission of any certifications other than the specified items shall not be deemed to cause such Estoppel not to be in Acceptable Form; and (C) if the applicable Tenant is a national or regional tenant, then such Estoppel is on the standard form generally used by such Tenant. Seller has not covenanted that it will be able to deliver the Required Estoppels in Acceptable Form, and Seller shall not be in default hereunder if the Required Estoppels in Acceptable Form are not obtained.

If the satisfaction of any of Buyer’s Closing Conditions does not occur on or prior to the Closing Date, then Buyer may elect, in its sole discretion by written notice to Seller, to: (i) waive the failure of any such unsatisfied Buyer’s Closing Conditions and close the transaction contemplated herein; (ii) terminate this Agreement, in which case Escrow Agent shall refund the Earnest Money to Buyer (or Seller shall remit the Earnest Money to Buyer if the same was remitted to Seller), and thereafter Seller and Buyer shall have no further rights or obligations under this Agreement except as to any Surviving Obligations; or (iii) exercise the remedies provided in Section 17 hereof if the failure of any of Buyer’s Closing Conditions is as a result of Seller’s default under this Agreement.

12.
Closing.
(a)
All documents and funds pertaining to the purchase of the Property that are to be deposited into escrow under this Agreement shall be deposited in escrow with the Escrow Agent on or before the Closing Date; provided, however, that Buyer and Seller shall use commercially reasonable efforts to so deposit such documents by not later than one (1) Business Day before the Closing Date (hereinafter defined). Provided all of the terms and conditions of this Agreement have been satisfied or waived as provided herein, the Closing shall take place on or before 3:00 p.m. on the date that is thirty (30) days after the Effective Date; provided, however, in the event Seller shall elect to extend the Closing Date in accordance with Section 9(d) of this Agreement, Closing shall take place on or before 3:00 p.m. on the date that is five (5) Business Days after the condition set forth in Section 11(b)(iv) of this Agreement has been satisfied; provided, further, however, Buyer shall have the right to extend the Closing Date for a period of forty-five (45) days (the “Closing Extension”) upon prior written notice given by Buyer to Seller of its intent to so extend given no later than two (2) Business Days prior to the then scheduled Closing Date and Buyer delivering to Escrow Agent an additional deposit of Five Million and No/100 Dollars ($5,000,000.00), at the same time the Closing Extension notice is delivered to Seller, which amount shall be added to and become a part of the Earnest Money (the “Closing Extension Deposit”) (such date for Closing, as the same may be extended pursuant to this Agreement, the “Closing Date”), TIME BEING OF THE ESSENCE. In the event Buyer does exercise the Closing Extension, upon Escrow Agent’s receipt of the Closing Extension Deposit, Buyer hereby irrevocably authorizes and directs Escrow Agent to remit the entire Earnest Money (including, the Closing Extension Deposit, but excluding any interest earned thereon) promptly to Seller by wire transfer (in immediately available federal funds), which shall be deemed earned by Seller and is otherwise nonrefundable to Buyer in all respects, except in the event Sections 15 (Damage and Destruction) or 16 (Condemnation) herein are applicable, the satisfaction of any of Buyer’s Closing Conditions does not occur on or prior to the Closing Date or Seller defaults in the conveyance of the Property to Buyer at Closing, provided the same will be applied to the Purchase Price at Closing. For the avoidance of doubt, any such interest earned on the Earnest Money and Closing Extension Deposit shall be remitted to Buyer, or credit to Buyer at the Closing. In the event Closing does not fall on a Tuesday, Wednesday or Thursday, at the option of Seller, the Closing shall be on the Tuesday following such date. The Closing hereunder shall take place by mail through an escrow established with Escrow Agent. The term “Closing” means the consummation of the transaction contemplated by this Agreement by the delivery of the Purchase Price to Seller (subject to the prorations and adjustments set forth in this Agreement) and the delivery of the Deed to Buyer for recording, in accordance with the terms of this Agreement.
(b)
This Agreement shall serve as escrow instructions to Escrow Agent. Escrow Agent is hereby authorized to close this transaction in accordance with the terms of this Agreement and to make all prorations and allocations which in accordance with this Agreement are to be made between the parties hereto. Escrow Agent is acting solely as a stakeholder and depository and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, or validity of the subject matter of the escrow. In addition, the following provisions shall apply with respect to Escrow Agent:
(i)
Buyer and Seller agree to indemnify, defend and hold harmless the Escrow Agent from and against any loss, cost, damage, expense and reasonable attorney’s fees in connection with or in any way arising out of this Agreement, other than expenses resulting from the Escrow Agent’s own negligence or willful misconduct.
(ii)
In the event of a dispute concerning the Earnest Money, Escrow Agent may continue to hold the Earnest Money pursuant to the terms hereof, or may, after giving Buyer and Seller at least fifteen (15) days’ advance written notice, at the joint and several cost of the Buyer and Seller, deposit the same in a court of competent jurisdiction. Escrow Agent may dispose of the Earnest Money in accordance with a court order, and shall be fully protected if it acts in accordance with any such court order.
(iii)
Escrow Agent may, at its own expense, consult with legal counsel in the event of any dispute or questions as to the construction of any provisions hereof or its duties hereunder, and it shall be fully protected in acting in accordance with the opinion or instructions of such counsel.
(iv)
Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, power of attorney or other document Escrow Agent in good faith believes to be genuine and what it purports to be.
(v)
If Seller delivers written notice to Escrow Agent indicating that Seller is entitled to the Earnest Money under this Agreement (a “Seller EM Demand”), then Escrow Agent shall disburse the Earnest Money to Seller; provided, however, that: (A) Escrow Agent shall, within one (1) Business Day after receipt of the Seller EM Demand, deliver a copy of such Seller EM Demand to Buyer in accordance with Section 19 of this Agreement; (B) if Escrow Agent receives written notice from Buyer objecting to such Seller EM Demand within five (5) Business Days after the date on which Escrow Agent provided a copy of the Seller EM Demand to Buyer, then Escrow Agent shall not be obligated to honor such Seller EM Demand and the provisions of Section 12(b)(ii) above shall apply; and (C) if Escrow Agent does not receive written notice from Buyer objecting to such Seller EM Demand within such five (5) Business Day period (or if Buyer otherwise agrees that Seller is entitled to the Earnest Money), then Buyer shall be deemed to have waived Buyer’s right to object to such Seller EM Demand, Escrow Agent shall be obligated and authorized to disburse the Earnest Money to Seller in accordance with the Seller EM Demand.
(vi)
If Buyer delivers written notice to Escrow Agent indicating that Buyer is entitled to the Earnest Money under this Agreement (a “Buyer EM Demand”), then Escrow Agent shall disburse the Earnest Money to Buyer; provided, however, that: (A) Escrow Agent shall, within one (1) Business Day after receipt of the Buyer EM Demand, promptly deliver a copy of such Buyer EM Demand to Seller in accordance with Section 19 of this Agreement; (B) if Escrow Agent receives written notice from Seller objecting to such Buyer EM Demand within five (5) Business Days after the date on which Escrow Agent provided a copy of the Buyer EM Demand to Seller, then Escrow Agent shall not be obligated to honor such Buyer EM Demand and the provisions of Section 12(b)(ii) above shall apply; and (C) if Escrow Agent does not receive written notice from Seller objecting to such Buyer EM Demand within such five (5) Business Day period (or if Seller otherwise agrees that Buyer is entitled to the Earnest Money), then Seller shall be deemed to have waived Seller’s right to object to such Buyer EM Demand, Escrow Agent shall be obligated and authorized to disburse the Earnest Money to Buyer in accordance with the Buyer EM Demand.

(vii)
Escrow Agent shall not have any liability or obligation for loss of all or any portion of the Earnest Money by reason of the insolvency or failure of the institution of depository with whom the escrow account is maintained.
(c)
On the Closing Date, Escrow Agent shall cause the Title Commitment to be updated by the Title Company and if and when (i) the Title Company will issue the Title Policy in accordance with this Agreement, (ii) Escrow Agent has received all funds and documents required to be deposited hereunder, and (iii) all of the terms and conditions of this Agreement have been satisfied or waived as provided herein, then Escrow Agent shall cause the Deed to be filed for record and the funds disbursed in accordance with this Agreement.
(d)
Escrow Agent shall charge Seller the following: (i) one half of the real estate transfer tax or conveyance fee; (ii) one half of the recording fee for the Deed; (iii) one half of the cost of the title examination, the chain of title, and the Title Commitment; (iv) one half of the cost of the owner’s Title Policy in the amount of the Purchase Price and any customary endorsements to the Title Policy requested by Buyer; (v) one half of the cost of the Updated Survey; (vi) the cost of recording any releases of mortgages, liens or encumbrances as required to be discharged by Seller hereunder; (vii) one half of the Escrow Agent’s Fee; and (viii) any sums due Buyer by reason of prorations as provided for herein.
(e)
Escrow Agent shall charge Buyer the following: (i) one half of the real estate transfer tax or conveyance fee; (ii) one half of the recording fee for the Deed; (iii) one half of the cost of the title examination, the chain of title, and the Title Commitment; (iv) one half of the cost of the owner’s Title Policy in the amount of the Purchase Price and any customary endorsements to the Title Policy requested by Buyer; (v) one half of the cost of the Updated Survey; (vi) all costs associated with any financing that may be obtained by Buyer (including any lender title insurance costs), and (vii) any sums due Seller by reason of any prorations as provided for herein.
(f)
Escrow Agent shall timely file all forms, notices and documents required to be filed with the Internal Revenue Service in connection with the sale of real property.
(g)
Possession of the Property in its “as is” condition shall be delivered to Buyer on the date of transfer of title, subject to the Leases and the rights of the Tenants thereunder.
13.
Taxes and Assessments; Prorations; Utilities; Reserves.
(a)
Taxes and Assessments.
(i)
At Closing, Escrow Agent shall prorate the 2025 real estate taxes and assessments, both general and special (collectively, “Real Estate Taxes”), based on the 2024 Notice of Ad Valorem Taxes and Non-Ad Valorem Assessments from the Miami-Dade Office of the Tax Collector, on a cash basis, i.e., taxes due and payable in the fiscal year of Closing. Notwithstanding the foregoing, there shall not be any proration of Real Estate Taxes at Closing if and to the extent, with respect to the Leases, any one or more Leases provide that the applicable Tenants are obligated to pay Real Estate Taxes directly to the taxing authority.
(ii)
Seller shall not file and pursue any appeals related to Real Estate Taxes attributable to Seller’s period of ownership of the Property.
(b)
Rent, All Other Income and Security Deposits.
(i)
Except to the extent otherwise provided herein, at Closing all rent and other charges payable by Tenants under the Leases, including, without limitation, base rent,

Operating Expenses (hereinafter defined) and/or any and all other costs and charges under the Leases (collectively, “Rent”), shall be prorated as of the Closing Date to the extent such Rent was actually collected by Seller on or before the Closing Date; provided, however, (A) that if Seller has received any sums or deposits from any one or more Tenants with respect to the payment of any Real Estate Taxes for which Buyer actually receives a proration credit pursuant to Section 13(a) hereof, then Buyer shall not receive a credit for such sums or deposits under this Section 13(b) and Seller shall be entitled to retain the same, (B) Rent for any Tenant paying a percentage of its sales (“Percentage Rent”) in lieu of a fixed base minimum rent (such rent being paid in arrears) shall be prorated on a per diem basis as of the Closing Date but no credit will be given at Closing to Buyer, and such amounts received after Closing for the month of the Closing that are due to Seller for such period prior to the Closing Date shall be promptly paid by Buyer to Seller, and (C) there shall be no proration of Rent collected by Seller for the month in which the Closing occurs from any Tenant that is in material non-monetary default under its Lease or other monetary default under the terms of its Lease to the extent of such monetary default (i.e., in the event a Tenant was in monetary default for failure to pay $100, the Rent proration would only be reduced by the amount of such monetary default (e.g. $100)), and all such Rent shall otherwise be credited to Buyer for the month of Closing. Subject to the foregoing, Seller shall be entitled to all Rent attributable to the period prior to the Closing Date and Buyer shall be entitled to all Rent attributable to the period on and following the Closing Date.
(ii)
If any Tenant is obligated to pay Percentage Rent with respect to the calendar year or lease year in which the Closing Date occurs, as determined based upon the period in which percentage rent is calculated under the applicable Lease (the “Percentage Rent Year”), then Buyer shall, within thirty (30) days after receipt of any such Percentage Rent with respect to the Percentage Rent Year, remit to Seller a portion of such Percentage Rent equal to the amount of Percentage Rent received multiplied by a fraction, the numerator of which is number of days which elapsed between the commencement date of the Percentage Rent Year for each such tenant and the day prior to the Closing Date, and the denominator of which is the total number of days in such Percentage Rent Year. If Seller receives payments of Percentage Rent for any Percentage Rent Year in excess of Seller’s share of such Percentage Rent as calculated in the preceding sentence, then Seller shall promptly pay such excess to Buyer.
(iii)
The Florida rent tax paid by Seller to the State of Florida as landlord under the Leases, and the reimbursement paid by Tenants to Seller attributable to such tax, shall be prorated by the parties on a per diem basis to the Date of Closing.
(iv)
All other income of the Property (other than Rent) shall be prorated as of the Closing Date to the extent such income was actually collected by Seller on or before the Closing Date. Seller shall be entitled to all such other income attributable to the period prior to the Closing Date and Buyer shall be entitled to all such other income attributable to the period on and following the Closing Date.
(v)
The amount of the security deposits required to be held by Seller pursuant to any Leases shall be credited to Buyer at Closing. From and after Closing, Buyer shall be solely responsible for maintaining such security deposits in accordance with the Leases and all applicable laws. To the extent that any security deposits are held in the form of letters of credit, Seller shall cause same to be assigned to Buyer, at Tenant’s sole cost and expense, to the extent Tenant is required to pay such costs and expenses under its Lease, or otherwise at Seller’s sole cost and expense.

(vi)
If on the Closing Date any Tenant is in arrears in the payment of Rent or has not paid the Rent payable by such Tenant for the month in which the Closing occurs (“Delinquent Rent”), then such Delinquent Rent shall not be prorated at Closing and Seller shall deliver a schedule of such Delinquent Rent to Buyer at Closing. Buyer may, but shall have no obligation to, collect Delinquent Rent from any Tenant on behalf of Seller. Any Delinquent Rent received by Buyer or Seller from a Tenant after the Closing shall be applied to Rent due and payable by such Tenant in the following order of priority: first, to the actual reasonable out-of-pocket costs of collection incurred; second, to all Rent attributable to any period from and after the Closing Date; and third, to all Rent attributable to any period prior to the Closing Date. Each such amount shall be adjusted and prorated as provided above, and the party receiving such amount shall, within five (5) Business Days, pay to the other party the portion thereof to which it is so entitled. The provisions of this Section 13(b)(vi) shall survive the Closing.
(vii)
No later than five (5) Business Days before the Closing Date, Seller shall prepare and deliver to Buyer the proposed Rent prorations for Buyer’s review and comment. Upon the mutual approval of both Seller and Buyer, the proposed Rent prorations shall be delivered to Escrow Agent to be included in the settlement statement that is to be executed by Buyer and Seller at Closing.
(c)
Operating Expenses. Operating Expenses (hereinafter defined) shall be prorated at Closing in accordance with the provisions of this Section 13(c). Prior to the Closing Date, Seller shall be responsible for all of Seller’s operating costs and expenses of the Property (collectively, including common area maintenance, utility and insurance costs, “Operating Expenses”) (subject to reimbursement under the Leases), and subject to the provisions regarding Delinquent Rent above, shall receive all Rent and other income or proceeds of the Property. On and after the Closing Date, Buyer shall be responsible for all Operating Expenses, and except as provided in this Agreement, shall receive all Rent and other income or proceeds of the Property.
(d)
Utilities. With respect to any water, gas, sewer, electric and other utility service accounts for the Property that are held in the name of Seller rather than any Tenant (collectively, “Seller’s Utilities”), Seller shall endeavor to cause meter readings for such Seller’s Utilities to be made as of the Closing Date or as close thereto as is reasonably practicable. Buyer and Seller shall reasonably cooperate to cause Seller’s Utilities to be transferred to Buyer as of the Closing Date or as close thereto as is reasonably possible. Seller shall promptly pay the final bills rendered on such final readings and shall deliver to Escrow Agent evidence of payment of the same. If and to the extent that Seller has received any sums or deposits from any Tenant with respect to the payment of any utility costs prior to the Closing Date, then and to such extent Seller shall be entitled to retain such sums or deposits and Buyer shall not receive any proration credit with respect thereto. Subject to reimbursement under the Leases, Seller shall be responsible for all Seller’s Utility costs incurred for the period of time up to the Closing Date. Subject to reimbursement under the Leases, Buyer shall be responsible for all Seller’s Utility costs incurred for the period of time on and after the Closing Date.
(e)
Post-Closing Adjustment. Within one hundred twenty (120) days after the Closing Date, Seller shall deliver to Buyer a reconciliation statement (the “Reconciliation Statement”) of the Real Estate Taxes, Rent, Operating Expenses and Seller’s Utilities for the Property (collectively, the “Prorated Items”) for the period starting January 1 of the calendar year in which Closing occurs and ending on the Closing Date (“Seller’s Closing Year Ownership Period”), which Reconciliation Statement shall include reasonable back-up documentation for the Prorated Items attributable to Seller’s Closing Year Ownership Period (to the extent in Seller’s possession) and shall set forth calculations of the Tenants’ payments made and outstanding amounts owed by such Tenants relative to such Prorated Items. For a period of up to thirty (30) days following Seller’s delivery of such Reconciliation Statement, Seller and Buyer shall use commercially reasonable efforts to resolve any issues with respect to such Reconciliation Statement and to agree upon such Reconciliation Statement. By not later than thirty (30) days after the agreement of Buyer and Seller on the finalized Reconciliation Statement, Seller or Buyer, as applicable, shall remit to the other party any adjusting payment necessary to effectuate the intention of this Section 13 that the Prorated Items shall have been prorated as of the Closing Date, with Seller responsible for Real Estate Taxes, Operating Expenses and Seller’s Utilities and entitled to Rent attributable to the period prior to the Closing Date and Buyer responsible for Real Estate Taxes, Operating Expenses and Seller’s Utilities and entitled to Rent attributable to the period on and after the Closing Date, in each case except as expressly provided by this Section 13. Thereafter, Buyer shall be solely responsible for performing any reconciliations with Tenants under the Leases, whether attributable to Seller’s Closing Year Ownership Period or otherwise. Except as expressly provided in this Section 13(e), there shall not be any adjustment after Closing of the prorations that were made at Closing.
(f)
Survival. The provisions of this Section 13 shall survive Closing and the delivery and recording of the Deed.
14.
Brokers. Seller and Buyer each represent and warrant to the other that they have not dealt with any real estate broker in connection with the sale of the Property other than JLL Capital Markets (“Seller’s Broker”) whose commission shall be paid by Seller at Closing pursuant to a separate agreement between Seller and Seller’s Broker. If any person brings a claim for a commission or finder’s fee based upon any contact, dealings or communication with Buyer or Seller other than Seller’s Broker, then the party through whom such person makes its claim will defend the other party (the “Indemnified Party”) from such claim, and will indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, court costs and reasonable attorneys’ fees and disbursements) incurred by the Indemnified Party in defending against the claim. The provisions of this Section 14 will survive the Closing or, if the purchase and sale is not consummated, any cancellation or termination of this Agreement.
15.
Damage and Destruction. If the Real Property or any portion thereof is damaged or destroyed by fire or other cause prior to the Closing Date and the cost to repair such damage or destruction (as reasonably estimated by Seller in good faith) is equal to or greater than three and ½ half percent (3.5%) of the Purchase Price, then Buyer may elect, by written notice to Seller within fifteen (15) days after the date that Buyer receives notice of such damage or destruction, to (a) terminate this Agreement and receive the return of all money deposited into escrow from Escrow Agent (or Seller shall remit the Earnest Money to Buyer if the same was remitted to Seller) and return to Seller all copies of the Property Information provided to Buyer or destroy the same and, upon Seller’s request, deliver to Seller, or destroy, any Buyer’s Reports (and thereafter neither party shall have any further obligations or liability hereunder, except for any Surviving Obligations), or (b) complete the purchase of the Property and, to the extent the same are assignable by Seller to Buyer, receive any proceeds from any insurance carried by Seller covering such destruction, up to the amount of the Purchase Price, with a credit to the Buyer for any deductible under such insurance (other than reasonable costs of collection of such proceeds and amounts expended by Seller to secure the Property safely and repair the Property). The failure of Buyer to elect to terminate this Agreement in the manner provided in this Section 15 shall be deemed an election by Buyer to complete the purchase as set forth herein. If the Real Property or any portion thereof is damaged or destroyed by fire or other cause prior to the Closing Date, and the cost to repair such damage or destruction (as reasonably estimated by Seller in good faith) is less than three and ½ half percent (3.5%) of the Purchase Price, then this Agreement shall not terminate and Buyer shall complete the purchase of the Property in accordance with this Agreement; provided, however, that to the extent the same are assignable by Seller to Buyer, Buyer shall receive any proceeds from any insurance carried by Seller covering any improvements on the Property that may be damaged or destroyed, up to the amount of the Purchase Price, with a credit to the Buyer for any deductible under such insurance (other than reasonable costs of collection of such proceeds and amounts expended by Seller to secure the Property safely and repair the Property).

16.
Condemnation. In the event that any condemnation or eminent domain proceedings of any kind are commenced against the Real Property, Seller shall give notice to Buyer of any such proceedings within four (4) Business Days after Seller receives written notice thereof. If prior to Closing: (a) a material part of the Real Property is taken by condemnation or eminent domain proceedings of any kind, (b) condemnation or eminent domain proceedings of any kind are instituted against a material portion of the Real Property, or (c) a voluntary conveyance is made by Seller in connection with any of the foregoing, then, in any such event, Buyer may elect, by notice to Seller within fifteen (15) days after receipt of notice thereof from Seller, to: (x) terminate this Agreement and receive the return of all money deposited into escrow from Escrow Agent (or Seller shall remit the Earnest Money to Buyer if the same was remitted to Seller) (and thereafter neither party shall have any further obligations or liability hereunder, except for any Surviving Obligations), or (y) complete the purchase of the Property, less the portion of the Property taken by eminent domain or condemnation or voluntarily conveyed in connection therewith and all awards or payments paid to Seller under such proceedings or in connection therewith (up to the amount of the Purchase Price) shall be credited against the Purchase Price or, if subsequent to Closing, assigned to Buyer. If Buyer fails to notify Seller of its election pursuant to the previous sentence, then Buyer shall be deemed to have elected the option set forth in clause (y) of this Section 16. For purposes of this Section 16, a condemnation or eminent domain proceeding shall be deemed “material” if such proceeding is reasonably expected by Seller to cause a diminution in the value of the Property equal to or greater than three and ½ half percent (3.5%) of the Purchase Price.
17.
Default
(a)
If Seller fails to perform any of Seller’s obligations under this Agreement (prior to a material default by Buyer hereunder) and such failure shall continue for a period of fifteen (15) days after written notice from Buyer (a “Seller Default Notice”), then Buyer’s sole and exclusive remedy shall be to either: (i) terminate this Agreement and receive the return of its Earnest Money from Escrow Agent (or Seller shall remit the Earnest Money to Buyer if the same was remitted to Seller) and Seller shall reimburse Buyer for any actual, out-of-pocket costs and expenses incurred by Buyer in negotiating, investigating the Property and undertaking the transactions contemplated hereby (but not any costs related to any financing fees or costs), in an amount not to exceed One Hundred Seventy-Five Thousand and No/100 Dollars ($175,000.00) (“Buyer’s Costs”), or (ii) seek the specific performance of this Agreement; provided, however, that any action for specific performance must be commenced within forty-five (45) days after the date of the applicable Seller Default Notice. If this transaction fails to close as a result of Seller’s default beyond applicable notice and/or cure periods and the equitable remedy of specific performance is not available to Buyer because Seller has conveyed all or a portion of the Property to a third party, then Purchaser shall be entitled to recover from Seller, in addition to a return of the Earnest Money, liquidated damages in the amount equal to the positive difference between the price for which Seller sells the Property to another party and the Purchase Price, and Seller shall reimburse Buyer for Buyer’s Costs. If Buyer fails to perform any of Buyer’s obligations under this Agreement (prior to a material default by Seller hereunder) and such failure shall continue for a period of fifteen (15) days after written notice from Seller (provided that Seller shall not be obligated to provide any notice with respect to, and Buyer shall not have any cure period for, any failure to deposit the Earnest Money as and when required by Section 2 of this Agreement or to complete the Closing and deliver the Purchase Price to Seller on the Closing Date (subject to the prorations and adjustments set forth in this Agreement), except that if Buyer is unable to so deliver the Purchase Price on the Closing Date despite using commercially reasonable efforts to do so, then Buyer shall have a one-time cure period of one (1) Business Day to so deliver the Purchase Price), then Seller shall have the right to terminate this Agreement and retain (or have paid to Seller on demand) the full amount of the Earnest Money as liquidated damages, which shall be Seller’s sole and exclusive remedy in connection with such default on the part of Buyer.
(b)
BUYER AND SELLER ACKNOWLEDGE AND AGREE THAT (i) THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF AND BEARS A

REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; (ii) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (iii) BUYER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE EARNEST MONEY IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF BUYER UNDER THIS AGREEMENT; AND (iv) THE AMOUNT OF THE EARNEST MONEY SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES.
(c)
Notwithstanding any provision of this Section 17, nothing in this Section 17 shall be deemed to limit Buyer’s obligations and liabilities under Section 4 of this Agreement.
(d)
If any representation or warranty by Seller was true as of the Effective Date, but later becomes not accurate in any material respect as of the Closing Date due to a change in circumstances outside the control of Seller, and through no fault of Seller (each a “Changed Circumstance”), then Buyer, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Money shall be returned to Buyer by the Escrow Agent or Seller, as applicable, Seller shall pay for any title and survey fees, and neither party hereto shall have any further obligations hereunder except for the Surviving Obligations, and Buyer expressly waives the right to sue Seller for damages due to such inaccuracy of such representation or warranty; provided, however, that in no event shall Buyer be entitled to terminate this Agreement due to any such material inaccuracy of which Buyer had knowledge prior to the Effective Date. For purposes of this Agreement, Buyer shall be deemed to have knowledge of all matters disclosed by any (i) third-party inspections by Buyer’s agents or (ii) all of Buyer’s Reports (collectively, the “Buyer Knowledge Matters”). Notwithstanding anything to the contrary contained in this paragraph, nothing herein shall be deemed to limit or modify Buyer’s rights and remedies in this Agreement (including such remedies under Section 17(a)) if Seller had knowledge that the representation or warranty was untrue when made or if Seller caused the representation or warranty to become untrue by its intentional and willful actions. Each of the representations and warranties of Seller contained in this Agreement is made as of the Effective Date, will be made again as of the Closing Date. The representations and warranties contained in Section 6(a) through Section 6(d) of this Agreement (collectively, the “Fundamental Representations”) shall survive the Closing for a period of time expiring upon the earlier of: (a) the date which is three (3) years after the Closing Date, or (b) the date upon which Seritage Growth Properties, a Maryland real estate investment trust is dissolved, which shall be at least two (2) years from the date hereof (the “Extended Survival Period”). All other representations and warranties of Seller contained in this Agreement shall survive for a period of nine (9) months after the Closing Date. No claim for a breach of any of Seller’s representations or warranties that survive Closing shall be actionable or payable unless the valid claims for all such breaches collectively aggregate more than the Liability Threshold; provided, however, once such claim(s) exceed(s) the Liability Threshold, Buyer shall be entitled to recover the full amount of such claim(s) (i.e., including the Liability Threshold). The “Liability Threshold” shall mean Fifty Thousand and No/100 Dollars ($50,000.00). Further, and notwithstanding anything to the contrary, Seller’s liability, however and whenever arising, whether based on or through, directly or indirectly, in whole or in part, any default, failure, breach, agreement, representation, warranty, covenant or indemnification provided herein, at law or in equity, or any other claim or basis arising under this Agreement or any closing document or with respect to the Property, including, without limitation, with respect to action brought by Buyer, the maximum liability of Seller for all claims in the aggregate arising therefrom is limited to the Liability Cap; provided that the Liability Cap shall not apply with respect to a claim for (i) fraud or intentional misrepresentation, (ii) any Seller obligations for prorations and reconciliations pursuant to Section 13, (iii) brokerage commissions pursuant to Section 14 or (iv) the amount of any Unpaid TA/LC which Seller failed to disclose to Buyer prior to Closing and for which Buyer did not receive a credit from Seller toward the Purchase Price pursuant to Section 23(c); provided, however, Seller’s obligation for any Unpaid TA/LC if a claim is made by a Tenant or broker shall survive Closing until the expiration of the Extended Survival Period, and any such claim(s) with respect to such matters shall not be applied toward the Liability Cap. The “Liability Cap” shall mean two and one-half percent (2.5%) of the Purchase Price. In the event a Tenant or a broker makes a claim for Unpaid TA/LC in excess of the amount which Seller provided a credit to Buyer in accordance with Section 23(c) herein for which Seller may have recourse in accordance with the preceding sentence, Buyer and Seller agree to cooperate and use good faith efforts to resolve such claim with any such Tenant or broker after Closing, including, but not limited to, enforcing any statements made by a Tenant in an Estoppel.
(e)
If any representation or warranty by Buyer is not accurate in any material respect as of the Closing Date, then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement, in which event the Earnest Money shall be delivered and paid to Seller by the Escrow Agent, Buyer shall pay for any title and survey fees, and neither party hereto shall have any further obligations hereunder except for any Surviving Obligations, and Seller expressly waives the right to sue Buyer for damages due to such inaccuracy of such representation or warranty.
(f)
Buyer acknowledges and agrees that: (i) the direct and indirect shareholders, partners, members, trustees, officers, directors, employees, agents and security holders of the parties are not assuming any, and shall have no, personal liability for any obligations of the parties hereto under this Agreement; and (ii) in no event shall Seller be liable to Buyer for (A) lost profits or diminution in value, or (B) consequential damages of any kind.
(g)
Seller shall indemnify, defend and hold harmless Buyer from and against any and all losses, costs, expenses, liabilities, claims and damages (including reasonable attorneys’ fees, court costs and litigation expenses) actually suffered or incurred by Buyer (“Damages”) as a result of any litigation, action, suit or legal proceeding against Seller as it pertains to the Property arising from or in connection with: (i) any governmental enforcement action, including the non-payment of the Florida rent tax to the State of Florida as landlord under the Leases but only to the extent such claim is not otherwise addressed by the other terms and conditions of this Agreement (such as, for illustration purposes only, (A) a breach of a representation set forth in Section 6 of this Agreement for which Buyer shall pursue its rights and remedies thereunder and which shall be subject to all limitations on liability and survival set forth elsewhere in this Agreement and (B) any governmental enforcement action related to the Remaining COs for which the parties have established the CO Holdback Amount if required pursuant to Section 9(j)) and (ii) any personal injury or damage to personal property claims occurring on the Property, arising out of or related to events occurring prior to the Closing. The foregoing Seller obligation to indemnify Buyer under Section 17(g)(i) shall not be applicable to any and all litigation, action, suit, legal proceeding or other facts, circumstances and/or matters known to Buyer as of Closing (including Buyer Knowledge Matters), and Seller shall have no obligation under this Section 17(g) to indemnify Buyer against any matters arising from the acts or omissions of Buyer and/or its affiliates whether occurring prior to or after Closing.

If any action or proceeding in respect of which indemnity may be sought from Seller in accordance with this Section 17(g) is brought or asserted against Buyer, Buyer shall promptly notify Seller in writing (but the failure to give such notice shall not affect Seller’s obligations hereunder or otherwise unless Seller demonstrates that the defense of such action or proceeding was materially prejudiced by such failure), and Seller shall assume the defense thereof, including the employment of counsel reasonably satisfactory to Buyer and the payment of all defense costs and expenses. Buyer shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by Buyer unless (i) Seller has agreed in writing to pay such fees and expenses, (ii) Seller shall have failed to assume the defense of such action or proceeding within ten (10) Business Days after Buyer gives notice of such action or proceeding, or (iii) the named parties to any such action or proceeding include both Buyer and Seller or an affiliate thereof such that joint representation would be inappropriate in the reasonable judgment of counsel (in which case, if Buyer notifies Seller that it elects to employ separate counsel at the expense of Seller, Seller shall not have the right to assume the defense of such action or proceeding on behalf of Buyer; however, Seller shall not, in connection with any one such action or proceeding, be liable for the fees and expenses of more than one separate firm of attorneys, together with local counsel at any time for Buyer, which firm shall be designated by Buyer). If Seller assumes the defense of such an action, (a) no compromise or settlement thereof may be effected by Seller without Buyer’s consent (which shall not be unreasonably withheld or delayed) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against Buyer and (ii) the sole relief provided is monetary damages that are paid in full by Seller and (b) Seller shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be unreasonably withhold). If notice is given to Seller of the commencement of any action and it does not, within ten (10) Business Days after Buyer’s notice is given, give notice to Buyer of its election to assume the defense thereof, Seller shall be bound by any determination made in such action or any compromise or settlement thereof effected by Buyer. With respect to all indemnification obligations set forth in this Section 17(g), (a) in no event shall any Seller have any liability to Buyer for any consequential, punitive, exemplary or special damages (other than in the case of fraud), (b) the amount of any Damages incurred by Buyer for which indemnification is sought shall be reduced by the net amount actually recovered by Buyer from any insurer or other person liable for such Damages, (c) Seller shall not be liable for any Damages which are contingent unless and until such contingent Damages become an actual liability and are due and payable and (d) in no event shall Buyer be entitled to recover from Seller more than once in respect of the same Damages.

Any liability of Seller pursuant to this Section 17(g) shall not be subject to the Liability Cap. Seller’s obligations under this Section 17(g) shall survive Closing until the expiration of the Extended Survival Period.

18.
Attorneys’ Fees. Notwithstanding the provisions of Section 17 of this Agreement, and in addition thereto, if any action at law or in equity, including, without limitation, an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, then the prevailing party in such action shall be entitled to recover reasonable attorney fees and costs from the non-prevailing party, which fees and costs shall be set by a court in the trial of such action or may be enforced in a separate action brought for that purpose, and such fees and costs will be in addition to any other relief which may be awarded; provided, that if a party to such litigation, action or proceeding prevails in part, and loses in part, the court presiding over such litigation, action or proceeding shall award a reimbursement of fees, costs and expenses incurred by such party on an equitable basis. The provisions of this Section shall survive the Closing, or any cancellation or termination of this Agreement.
19.
Notice. Any notices required or permitted to be given hereunder will be given in writing, signed by the party giving the same, and will be delivered: (a) by a commercial overnight courier that guarantees next business day delivery and provides a receipt, AND (b) by electronic mail (with Request a Read Receipt), and such notices will be addressed as follows:

To Seller:	Seritage SRC Finance LLC c/o Seritage Growth Properties 500 Fifth Avenue – Suite 1530 New York, NY 10110 Attn: Matthew Fernand, Chief Legal Officer E-mail: mfernand@seritage.com
With a copy to:	Meltzer, Lippe, Goldstein & Breitstone, LLP 190 Willis Avenue

Mineola, New York 11501 Attention: William W. Post, Esquire E-mail: wpost@meltzerlippe.com
To Buyer:

Boulevard Step Ventures LLC

c/o Turnberry Transactions LLC

19501 Biscayne Boulevard

Suite 400 Aventura, FL 33180

Attn: Harrison Soffer and Aly-khan S. Merali

Email: hsoffer@turnberry.com and amerali@turnberry.com

With copies to:

c/o Turnberry Transactions LLC

19501 Biscayne Boulevard

Suite 400 Aventura, FL 33180

Attn: Mario Romine and Erica Franco

Email: mromine@turnberry.com and efranco@turnberry.com

Bilzin Sumberg Baena Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, Florida 33131

Attn: Joseph M. Hernandez, Esquire

Email: jhernandez@bilzin.com

or to such other address as either party may from time to time specify in writing to the other party. A notice, (a) upon delivery by commercial overnight courier, will be effective upon delivery or refusal, and (b) upon delivery by electronic mail, will be deemed to have been given and received on the day indicated on the electronic mail (provided duplicate copy is sent via overnight courier as required above). If the last day of a period within which either party is required or allowed to provide a notice, demand, offer, election, acceptance or other communication hereunder should fall upon a Saturday, Sunday or legal holiday then, the next full Business Day will be included in such period and such notice, offer, demand, request or communication may be made and given on such next full Business Day. Notices may be delivered on behalf of the parties by their respective attorneys.

20.
Assignment. Notwithstanding any reference in this Agreement to “successors and assigns” and the like, Buyer shall not have the right to assign this Agreement, without the prior written consent of Seller, in Seller’s sole discretion. Notwithstanding the foregoing, Buyer shall have the right, upon seven (7) Business Days prior written notice to Seller, to direct that title to the Property be taken in the name of a nominee at Closing; provided, however, that such nominee (a) is an entity controlling, controlled by, or under common control with Buyer and (b) has, by written instrument reasonably acceptable to Seller and executed by Buyer and such nominee and delivered to Seller, accepted and assumed, jointly and severally with Buyer, all of the Buyer’s obligations and agreements under this Agreement. Such nominee shall take title to the Property subject to all of the terms and conditions of this Agreement. No assignment of this Agreement of any kind shall be deemed to release Buyer from Buyer’s obligations under this Agreement.
21.
Confidentiality.
(a)
Notwithstanding anything to the contrary set forth in this Agreement, Buyer and Seller hereby agree that (i) each party shall keep confidential this Agreement and the transactions or other matters contemplated hereby and (ii) neither party shall disclose this Agreement, the contents of this Agreement or any of the transactions or other matters contemplated by this Agreement (including issue any press release or make any public announcement relating to the Property, this Agreement or any of the transactions or other matters contemplated hereby) without the written approval of the other party; provided, however, that Seller (and any parent or affiliate of Seller) may, without Buyer’s consent, make any disclosure it deems necessary or advisable to comply with national, federal or state laws or regulations with respect to regulatory reporting or disclosure obligations, including without limitation, under securities laws and stock exchange rules and regulations, and further including without limitation, in filings on Form 8-K or 10-Q or in quarterly and annual reports. This Section 21(a) shall survive Closing.
22.
Miscellaneous.
(a)
The terms “Buyer” and “Seller”, respectively, shall include all parties designated and their respective successors and assigns. Wherever herein the singular is used it shall include the plural and wherever the masculine gender is used it shall include the neuter and feminine, as the context requires.
(b)
The term “Business Day” shall be deemed to mean any day that is not a Saturday, Sunday, national legal holiday or other holiday on which federally-chartered banks are required or permitted to be closed for business in New York, New York or in the State where the Property is located. Notwithstanding anything to the contrary in this Agreement, if the expiration of any time period or the Closing Date is on a day that is not a Business Day, then such expiration or the Closing Date shall be automatically extended to the next day that is a Business Day.
(c)
This Agreement constitutes the entire agreement between Buyer and Seller and their respective affiliates with respect to the subject matter hereof and they shall not be bound by any terms, conditions, agreements, warranties or representations, oral or written, express or implied, not contained in this Agreement. All discussions, correspondence, understandings and agreements (if any) between the parties (whether before or after the Effective Date), are merged into and superseded by this Agreement. This Agreement shall not be changed or modified, except by written instrument executed by Buyer and Seller that expressly amends or modifies this Agreement. Time is of the essence for all purposes of this Agreement. All indemnities set forth in this Agreement shall survive the Closing of this transaction and the filing for record of the Deed.
(d)
This Agreement shall be construed and enforced in accordance with the laws of the State where the Property is located, notwithstanding the application of any principles of conflicts of laws. Each party hereby submits to personal jurisdiction in the State of where the Property is located for the enforcement of this Agreement and hereby waives any claim or right under the laws of any other state or of the United States to object to such jurisdiction. If such litigation is commenced, each party agrees that service of process may be made by serving a copy of the summons and complaint upon each party, through any lawful means, including upon its registered agent within the State in which the Property is located whom each party hereby appoints as its agent for this purpose. The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by applicable law. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF THIS AGREEMENT. The provisions of this Section shall survive the Closing, or any cancellation or termination of this Agreement.
(e)
This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one document. Notwithstanding the foregoing, until this Agreement has been executed by both the Buyer and the Seller, it shall not be binding or effective as to any of the parties, nor shall the negotiations or correspondence between the parties, nor preparation of this Agreement by one or any of them be considered as an offer to purchase or sell the Property or an agreement to enter into this Agreement; it being the intention of the parties that only the execution of this Agreement by both Buyer and Seller shall make it a binding and enforceable agreement. The undersigned agree to accept a digital image of this Agreement, as executed, as a true and correct original and admissible as best evidence for the purposes of State law, Federal Rule of Evidence 1002, and like statutes and regulations.
(f)
This Agreement is an agreement between Seller and Buyer only and no third parties shall be entitled to assert any rights as third party beneficiaries hereunder.
(g)
No waiver of any provision of this Agreement shall be effective unless in writing and executed by the party waiving the right, and such waiver shall not be deemed a waiver of any other provision of this Agreement.
(h)
Notwithstanding anything in this Agreement to the contrary, either Buyer or Seller may designate the Property as part of a 1031 Exchange under the Internal Revenue Code of 1986, as amended. In such event, Buyer and Seller respectively agree to cooperate with the other in such transaction, including, but not limited to, executing any commercially reasonable documents requested by the designating party and cooperating in a commercially reasonable manner with any facilitator in such transaction, provided that: (i) the nondesignating party shall not incur any liability in connection with the exchange, (ii) the nondesignating party shall not be obligated to take title to any real property, (iii) the Closing Date shall not be extended to accommodate nor shall the Closing be conditioned on consummation of the exchange, and (iv) any and all additional costs and charges attributable to the exchange including, without limitation, reasonable attorneys’ fees, brokers’ commissions and other transaction-related expenses shall be paid for by the designating party immediately upon demand by the nondesignating party.
23.
Leases.
(a)
As of the Effective Date, the Property is encumbered by those certain leases, licenses or other occupancy agreements set forth on Schedule 23(a) attached hereto and made a part hereof (collectively, the “Leases” and each individually a “Lease”), pursuant to which Leases certain parties (collectively, the “Tenants” and each individually a “Tenant”) occupy portions of the Property. At Closing, Seller shall assign to Buyer and Buyer shall assume from Seller the Leases pursuant to an Assignment and Assumption of Leases between Buyer and Seller to be delivered at Closing (the “Assignment and Assumption of Leases”), which Assignment and Assumption of Leases shall be in the form of Exhibit “C” attached hereto and made a part hereof. The Tenants shall be notified of the change in ownership of the Property at Closing pursuant to a letter substantially in the form of Exhibit “E” attached hereto and made a part hereof (the “Tenant Notice Letter”).
(b)
Seller shall have until the Closing to collect any Delinquent Rent from any Tenants. Following the Closing, Seller shall not have the right to pursue claims against any Tenants under the Leases in connection with any obligations of such Tenants under the Leases that are attributable to the period prior to and including the Closing Date (including, without limitation, for any Delinquent Rent). The provisions of this Section 23(b) shall survive the Closing.
(c)
At Closing, to the extent any leasing commissions, leasing incentives or tenant improvement allowances (collectively, “TA/LC”) with respect to any Leases in effect as of the Effective Date are unpaid as of the Closing Date (collectively, “Unpaid TA/LC”), Buyer shall receive a credit from Seller toward the Purchase Price in an amount equal to the amount of such Unpaid TA/LC as of the Closing Date and shall, subject to this Section 23(c), be responsible for payment of credited amount of Unpaid TA/LC when due. Seller represents and warrants that the amount of all Unpaid TA/LC for the Property as of the Effective Date is listed in Schedule 23(c) attached hereto. Buyer shall be responsible for any and all TA/LC to the extent attributable to any Lease, or any renewal, extension or expansion of any Lease, in each case entered into after the Effective Date and approved in writing by Buyer, in its sole discretion (collectively, “New TA/LC”), and is hereby deemed to have assumed the obligation to pay such New TA/LC following the Closing Date. Except as otherwise set forth in this Agreement, Seller shall have no liability for any TA/LC after Closing. Buyer shall indemnify, defend and hold harmless Seller from and against any and all losses, costs, expenses, liabilities, claims and damages (including reasonable attorneys’ fees, court costs and litigation expenses) suffered or incurred by Seller as a result of Buyer’s failure to pay the amount of any Unpaid TA/LC and/or New TA/LC when the same becomes due and payable. Buyer’s obligations under this Section 23(c) shall survive Closing.
24.
Energy Efficiency Rating Disclosure. In accordance with §553.996, Florida Statutes, Seller hereby notifies Buyer of Buyer’s option to obtain an energy-efficiency rating on the buildings on the Property. Seller makes no representations or warranties as to any such energy-efficiency rating. Such information shall not constitute a basis for any claims against Seller with respect to the disclosures required under the Florida Building Energy-Efficiency Rating Act, nor shall Seller be liable or responsible to Buyer for its reliance on any energy-efficiency rating obtained by Buyer on its behalf.
25.
Radon Gas. RADON GAS IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

[Remainder of this page intentionally left blank; signatures follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

SELLER: SERITAGE SRC FINANCE LLC, a Delaware limited liability company By: Printed Name: Title:	BUYER: BOULEVARD STEP VENTURES LLC, a Delaware limited liability company By: Name: Title:

(Signature Page to Real Estate Purchase Agreement)

ESCROW CONSENT AND ACKNOWLEDGMENT

The undersigned agrees to act as the Title Company and Escrow Agent for the transaction described in the above Agreement as provided herein. Receipt of the Earnest Money is hereby acknowledged. The undersigned agrees to hold and deliver the Earnest Money and any other sums to be delivered under this Agreement in accordance with the terms of this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

Escrow No. By:

Print Name:

Authorized Representative

Date: ___________________, 2025

LIST OF SCHEDULES AND EXHIBITS

Schedule 3(c) Schedule 6	Tenant Notices of Commencement Exceptions to Seller’s Representations and Warranties
Schedule 6(i) Schedule 6(j)	List of Security Deposits List of Contracts
Schedule 6(k) Schedule 6(p) Schedule 9(d)	List of Litigation List of Construction Contracts List of National and Regional Tenants
Schedule 9(j) Schedule 23(a)	Temporary Certificates of Occupancy Leases
Schedule 23(c)	Unpaid TA/LC

Exhibit “A”	Legal Description of the Property
Exhibit “B”	Form of Title Affidavit
Exhibit “C”	Form of Assignment and Assumption of Leases
Exhibit “D”	Form of Assignment and Assumption of Contracts
Exhibit “E”	Form of Tenant Notice Letter
Exhibit “F”	Form of Estoppel
Exhibit “G”	Form of Deed
Exhibit “H”	Form of Assignment and Assumption of Record Documents
Exhibit “I” Exhibit “J”	Form of Bill of Sale Form of Seller Representation Certificate

SCHEDULE 3(c)

TENANT NOTICES OF COMMENCEMENT

Requirement Nos. 11, 13, 14 and 16 (a)-(h) set forth B-I of Commitment dated July 6, 2025.

SCHEDULE 6

EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

Robinson Tenant - Default Notice dated May 20, 2025.

Gas Bijoux Tenant – Termination Letter dated August 21, 2025.

Salty Donut Tenant – Default Notice dated August 19, 2025.

Schedule 6 – Page 2 of 1

SCHEDULE 6(i)

SECURITY DEPOSITS

Tenant Name	Lease ID	SEC. D. Billed	SEC. D. Paid
CCRM Florida, LLC	985	166,641.00	166,641.00
Sher Dental of Aventura PA	1027	27,540.00	27,540.00
WLFD, INC.,	1045	41,241.67	41,241.67
Chip Aventura LLC	1065	10,811.67	10,811.67
Robinson Sports Inc	1067	30,508.00	30,508.00
Miami Luxury Beds Inc	1068	16,362.00	16,362.00
Skin Laundry Holdings Inc	1072	11,705.83	11,705.83
If So Boutique | Aventura	1077	36,603.60	36,603.60
Tremble Aventura LLC	1084	22,144.00	22,144.00
Pura Vida Aventura Esplanade LLC	1088	64,370.82	64,370.82
Anatomy Aventura LLC	1074	127,410.00	127,410.00
Wairua LLC	1091	64,766.04	64,766.04
The Keyes Company	1094	25,575.00	25,575.00
Lola and the Boys Aventura LLC	1098	32,000.00	32,000.00
Feulard Miami LLC	1100	44,040.46	44,040.46
Grafiti Home, Inc	1102	8,243.11	8,243.11
Elestyle 1997 Corp	1104	24,000.00	24,000.00
Total		753,963.20	753,963.20

Tenant Name	Lease ID	Institution	LOC Amount
Jarana	509	JP Morgan	548,730.00
Carolo Holdings, LLC	614	Santander	967,750.00
Next Health	1082	United Community	257,565.00
Hastens	1068	TD Bank	125,000.00
Feulard Miami LLC	1100	Bank of America	207,114.96
Total			2,106,159.96

SCHEDULE 6(j)

CONTRACTS

None.

SCHEDULE 6(k)

LITIGATION

Case No. 2025-007641-CA-01, in the Circuit Court of Eleventh Judicial Circuit, styled VCC, LLC v. Seritage SRC Finance LLC

VCC the general contractor for the project currently has a mechanics lien in the amount of $612,210.23 pursuant to a Partial Release of Claim of Lien filed on April 15, 2025 and recorded in Book 34710, Page 751 of the Official Records of Miami-Dade County, FL (the “VCC Lien”) and in connection therewith filed a Notice of Lis Pendens in the Circuit Court of the Eleventh Judicial Circuit in and for Miami Dade Couty, Florida, General Jurisdiction Division, Case No.: 2025-007641-CA-01, case style: VCC, LLC, Plaintiff v. Seritage SRC Finance, LLC, Defendant (the “Litigation”), which Lis Pendens was recorded in Book 34752, page 1967 of the Official Records of Miami-Dade County, FL. The VCC Lien relates to a disputed change order from Hub Steel (a former subcontractor on the project).

Additionally, VCC and Seritage are parties to a Partial Settlement, Release and Close-Out Agreement dated March 7, 2025 (the “Partial Settlement Agreement”) pursuant to which the parties settled certain claims resulting in Seritage making certain payments to VCC which in turn reduced the VCC Lien to the amount referenced above. Additionally, pursuant to the Partial Settlement Agreement, VCC retained (i) claims against Seritage related to an arbitration award (American Arbitration Association at Case No. 01-20-0019-2827) in favor of Hub Steel in the amount of $3,384,189.61 that was paid by VCC (the “Hub Steel Award”) and (ii) a claim for prompt pay interest which as of January 22, 2025 was $637,890.53. Seritage also preserved claims under the Partial Settlement Agreement including a claim in the amount of $3,335,583 on account of deficient work performed by Hub Steel which Seritage paid another subcontractor to remediate. VCC filed a demand for arbitration with the American Arbitration Association Case No. 01-25-003-3640 pursuant to the dispute resolution provision of the contract between VCC and Seritage, which resulted in the Litigation being stayed pending resolution of the arbitration.

Personal Injury Lawsuit: Danielle Sessa v. Seritage Growth Properties, L.P., et. al, Case No. 2023-05446-CA-01, in the Circuit Court of the Eleventh Judicial Circuit, Miami-Dade County, Florida

There is a personal injury lawsuit currently pending with respect to Aventura Mall and Seller’s property. Aventura Mall Venture (“AMV”) is also a party in the case. The case involves a plaintiff that tripped on a pile of asphalt located on the other side of the construction fence from our property within a portion of the parking lot owned by AMV.

Personal Injury Lawsuit: Peter Hanna v. TBBM Capital, LLC and Seritage SRC Finance LLC, Case No. 2025-016113-CA-01, in the Circuit Court of the Eleventh Judicial Circuit, Miami-Dade County, Florida

This is a personal injury lawsuit involving Seller’s property and Aventura Mall Venture. Complaint has been filed in this matter and served upon Seller. Plaintiff named the wrong entity for Aventura Mall - TBBM Capital, LLC. TBBM has not been served with the Complaint. Plaintiff alleges to have fallen near property line with AMV. On May 15, 2025, AMV sent letter to Seller providing Seller with the Letter of Representation received from Plaintiff’s attorney and further informed Seller that it will be expected to indemnify AMV should a lawsuit be filed. Seller is investigating the location where the incident may have occurred. Nothing herein should be construed to constitute or otherwise operate as a waiver or relinquishment of any rights which Seller may have under any applicable agreements or laws.

Personal Injury Claim: Medal Baca, Alfredo Raul personal injury claim. Lawsuit has not been filed on this matter. Premium Painters employee alleged to have tripped on stairs. No activity on this claim in 18 months.

Personal Injury Claim: Maria Eltit personal injury claim. Lawsuit has not been filed in this matter. Claimant alleged to have scraped leg on metal casing.

Schedule 6(k) – Page 2 of 2

SCHEDULE 6(p)

List of Construction Contracts

1.
Purchase Order dated June 18, 2024 between Seller, as vendee and Fisk Electric Company, as vendor, together with Project Change Order dated July 3, 2025.
2.
Purchase Order dated December 13, 2023 between Seller, as vendee and RCC Associates, Inc., as vendor, together with Project Change Order dated May 2, 2025.

Contractor	Contract Type	Scope	Contract Value	Balance to Finish
RCC	Lump Sum	Misc. CO Work	$92,995.12	$2,763.22
MTCI	T&M	Expeditor: TCO and CO work	N/A	Billed on T&M
SB	T&M	AOR	N/A	N/A
Fisk	Lump Sum	Electrical Contractor: Completion of CO items	$491,700.00	$74,281.00
VCC	Cost Plus	GC: Subcontractor Change Orders pursuant to interim settlement agreement	N/A	$612,210.23

SCHEDULE 9(d)

LIST OF NATIONAL AND REGIONAL TENANTS

3.
Industrious Tenant
4.
Joey Tenant
5.
North Restaurants Tenant
6.
Starbucks Tenant
7.
BOA Tenant

SCHEDULE 9(j)

TEMPORARY CERTIFICATES OF OCCUPANCY

BLDG	MD Permit #	COA Permit #
BLDG A	2019-034590	18-03045
BLDG B/B2/B3	2019-029777	18-02677
BLDG C	2019021432	18-02320
PODIUM	2018074076	18-00622
BLDG D	2019032119	18-2784
BLDG E	2019-035298	18-02785
BLDG F	2019032835	18-02927
SITE WORK	2018011894	19-00187

V Boxes	MD Permit #	COA Permit #
Seritage EA- V Box package 1 Bldg C Level 1– 3110-3120-3130-3140-3145-3165-3170	2023010935	BCOM2003-0002
1. Seritage EA- V Box package 2 Bldg B Level 1- 2125-2130-2170-2160	2023010929	BCOM2003-0001
Seritage EA- V Box package 3 Bldg C Level 2 – 3240-3260	2023-008764	BCOM2003-0004
1. Seritage EA- V Box package 4 Bldg B Level 2 – 2250-2270	2023012216	BCOM2003-0003

SCHEDULE 23(a)

LEASES

1.
Lease dated May 2, 2025 by and between Seritage SRC Finance LLC, as landlord, and Grafiti Home, Inc., as tenant (7th Avenue).
2.
Lease dated December 7, 2023 by and between Seritage SRC Finance LLC, as landlord, and Anatomy Aventura LLC, as tenant, as amended by First Amendment to Lease dated as of May 21, 2024, as affected by letter dated October 2, 2024 and by Commencement Date letter agreement dated January 6, 2025, and as guaranteed by Guaranty dated as of December 7, 2023, given by Anatomy Management, LLC, 1220 Associates LLC, The Compound Miami LLC, Anatomy Grove LLC, and Anatomy Doral LLC, and by Guaranty dated as of December 7, 2023 given by Randy Frankel.
3.
License Agreement (Mechanical Room) dated May 16, 2025 by and between Seritage SRC Finance LLC, as licensor, and Anatomy Aventura LLC, as licensee.
4.
License Agreement (Sales Office) dated July 8, 2025 by and between Seritage SRC Finance LLC, as licensor, and Anatomy Aventura LLC, as licensee.1
5.
Lease dated June 12, 2024 by and between Seritage SRC Finance LLC, as landlord, and Bank of America, National Association, as tenant (“BOA Tenant”), as affected by Rent Commencement Date Agreement dated August 15, 2025.
6.
Lease dated January 28, 2022 by and between Seritage SRC Finance LLC, as landlord, and CCRM Florida, LLC, as tenant (“CCRM Tenant”), as amended by First Amendment to Lease dated as of December 13, 2023 and by Second Amendment to Lease dated as of March __, 2024, and as guaranteed by Guaranty dated as of January 28, 2022 given by Crestone Intermediate Holdings, LP.
7.
Lease dated August 29, 2023 by and between Seritage SRC Finance LLC, as landlord, and Chip Aventura LLC, as tenant, as affected by letter dated January 24, 2024 and by letter dated August 14, 2024, and as amended by First Amendment to Lease dated June 1, 2025, and as guaranteed by Guaranty dated as of August 29, 2023 given by PPTG Holdings LLC.
8.
Lease dated April 6, 2025 by and between Seritage SRC Finance LLC, as landlord, and Feulard Miami LLC, as tenant, and as guaranteed by Guaranty dated as of April 6, 2025 given by Shay Buta, Yoav Haleva and Anabell Assouline.
9.
Lease dated September 15, 2023 by and between Seritage SRC Finance LLC, as landlord, and Robinson Sports Inc, as tenant (“Robinson Tenant”) (Fit 2 Run), as affected by letter dated March 27, 2024 and by letter dated August 28, 2024.2
10.
Intentionally omitted.

1 Expires as of the earlier of (i) December 31, 2025, and (ii) Tenant opening for business. If Tenant has opened by Closing, this item will be deleted.

2 If the First Amendment to Lease is fully executed by Closing, it will be added.

11.
Lease dated February 25, 2020 by and between Seritage SRC Finance LLC, as landlord, and S Vedra Corporation, as tenant (“Gas Bijoux Tenant”), as amended by First Amendment to Lease dated as of July 11, 2022 and by Second Amendment to Lease dated as of March 3, 2025, and as guaranteed by Guaranty dated ___, 2020 given by Pascal Legrand, and as affected by letter dated August 21, 2025.3
12.
Lease dated May 9, 2019 by and between Seritage SRC Finance LLC, as landlord, and Carolo Holdings, LLC, as tenant, as amended by First Amendment to Lease dated as of December 31, 2020, by Second Amendment to Lease dated as of February 3, 2025, and by Third Amendment to Lease dated as of July 21, 2025, as affected by letter dated April 5, 2022, and as guaranteed by Guaranty effective as of May 9, 2019 given by Grupo Carolo, S.A. de C.V.
13.
Lease dated October 26, 2023 by and between Seritage SRC Finance LLC, as landlord, and Miami Luxury Beds, Inc., as tenant (“Hastens Tenant”), as amended by First Amendment to Lease dated as of September 10, 2024 and by Second Amendment to Lease dated as of May 21, 2025, as affected by letter dated January 13, 2025 and by letter dated August 21, 2025, and as guaranteed by Guaranty dated as of October 26, 2023 given by Brickell Mattress LLC.
14.
Lease dated March 31, 2024 by and between Seritage SRC Finance LLC, as landlord, and If So Retail Aventura, Inc., as tenant, as affected by letter dated January 24, 2025, and as guaranteed by Guaranty dated as of March 31, 2024, given by Francisco Fuertes and Ana Fuertes.
15.
Office Lease dated March 29, 2019 by and between Seritage SRC Finance LLC, as landlord, and Industrious MIA 19505 Biscayne Boulevard LLC (“Industrious Tenant”), Industrious FFX 12000 Fair Oaks Mall LLC, Industrious New 6000 Mowry Avenue LLC, Industrious San 4575 La Jolla Village Drive LLC, and Industrious WHF 1445 New Britain Avenue LLC, individually and collectively as tenant, as amended by First Amendment to Office Lease, dated as of September 27, 2019, and by Second Amendment to Office Lease dated as of September 27, 2019.
➢
Individualized Lease Execution Document as it pertains to the Property by and between Seritage SRC Finance LLC and SF WH Property Owner LLC, SI UTC Property Owner LLC, Industrious MIA 19505 Biscayne Boulevard LLC, Industrious FFX 12000 Fiar Oaks Mall LLC, Industrious New 6000 Mowry Avenue LLC, Industrious San 4575 La Jolla Village Drive LLC, Industrious WHF 1445 New Britain Avenue LLC, Industrious SBN 1178 El Camino Real LLC, Industrious THO 145 West Hillcrest Drive LLC, Industrious PLA 8000 West Broward Boulevard LLC, Industrious HIC 195 North Broadway LLC, and Industrious DAL 13131 Preston Road LLC, as tenant, dated as of September 27, 2019, as amended by First Amendment to Individualized Lease Execution Document for Aventura dated as of January 19, 2021, by and between Seritage SRC Finance LLC, as landlord, and Industrious MIA 19505 Biscayne Boulevard LLC, as tenant, and by Second Amendment to Individualized Lease Execution Document for Aventura dated as of July 20, 2023, and as guaranteed by Guaranty of Lease dated as of September 27, 2019 given by Industrious National Management Company LLC.
16.
Lease dated March 30, 2018 by and between Seritage SRC Finance LLC, as landlord, and JFL Aventura LLC, successor by Lease Assignment and Assumption Agreement dated as of May 31, 2022 from Aventura Peruana LLC, successor by Lease Assignment and Assumption Agreement dated as of February 21, 2019 from Acurio International, Inc., under its former corporate name Summers Overseas Corporation, as tenant, as amended by First Amendment to Lease dated as of

3As referenced on Schedule 6, a lease termination letter dated August 21, 2025 has been sent to Gas Bijoux Tenant and the Gas Bijoux Lease reference will be removed at Closing if Gas Bijoux Lease is no longer a tenant at Closing.

May 31, 2022, by Second Amendment to Lease dated as of February 23, 2024, by Third Amendment to Lease dated as of December 23, 2024 and by Fourth Amendment to Lease dated as of May 19, 2025 and as affected by letter dated November 1, 2023.
17.
Lease dated November 9, 2018 by and between Seritage SRC Finance LLC, as landlord, and Joey Restaurant (Aventura) Inc., as tenant (“Joey Tenant”), as amended by First Amendment to Lease dated as of May 18, 2022, by Second Amendment to Lease dated as of January 15, 2025, and by Third Amendment to Lease dated as of May 27, 2025, as affected by Indemnity and Hold Harmless Agreement dated as of October 5, 2022, and as guaranteed by Guaranty dated November 9, 2018 given by Joey and Cucina Restaurants, Inc.
18.
Lease dated February 1, 2025 by and between Seritage SRC Finance LLC, as landlord, and The Keyes Company, as tenant.
19.
Lease dated December 29, 2023 by and between Seritage SRC Finance LLC, as landlord, and Lego Brand Retail, Inc. as tenant (“Lego Tenant”), as affected by letter dated August 8, 2024 and by letter dated August 13, 2024.
20.
License Agreement (Storage Area) dated as of April __, 2024 by and between Seritage SRC Finance LLC, as licensor, and Lego Brand Retail, Inc., as licensee.4
21.
Agreement dated August 12, 2022 by and between Seritage SRC Finance LLC, as licensor, and Quantela QDA LLC (DBA The Liquid Group).
22.
Lease dated March 10, 2025 by and between Seritage SRC Finance LLC, as landlord, and Lola & The Boys Aventura, LLC, as tenant, as guaranteed by Guaranty effective as of March 10, 2025, given by Lola + The Boys, Inc.
23.
Lease dated June 12, 2024 by and between Seritage SRC Finance LLC, as landlord, and NH Aventura LLC f/k/a NH Miami LLC, as tenant, as guaranteed by Guaranty dated June 12, 2024 given by Thomas J. Phillips, Branchbrook Family Limited Partnership, and Branchbrook Family LLC, and as affected by Landlord’s Subordination of Lien dated January 29, 2025 and by letter dated July 3, 2025.
24.
Lease dated December 8, 2022 by and between Seritage SRC Finance LLC, as landlord, and North Restaurants LLC, as tenant (“North Restaurants Tenant”), and as guaranteed by Guaranty dated as of December 8, 2022 given by The Cheesecake Factory Restaurants, Inc., and as affected by letter dated December 14, 2023.
25.
Lease dated April 6, 2022 by and between Seritage SRC Finance LLC, as landlord, and 1Life Healthcare, Inc., as tenant, as amended by First Amendment to Lease dated as of April 24, 2023, and as affected by letter dated July 11, 2022, and by letter dated November 28, 2023.
26.
Intentionally omitted.
27.
Intentionally omitted.

4 Lego Tenant under License Agreement remains in possession with no formal extension.

28.
Lease dated September 23, 2024 by and between Seritage SRC Finance LLC, as landlord, and Pura Vida Aventura Esplanade, LLC, as tenant, as guaranteed by Guaranty dated as of September 23, 2024 given by Pura Vida Holdings Group LLC.
29.
Lease dated October 25, 2022 by and between Seritage SRC Finance LLC, as landlord, and WLFD, Inc., as tenant (Pure Barre), as affected by Landlord Subordination and Consent dated April 24, 2023 and by letter dated June 16, 2023, and as amended by Amendment to Lease dated as of December __, 2023 and by First Amendment to Lease dated as of ________, 2024, and as guaranteed by Guaranty dated as of October 25, 2022 given by Caitlin Conlon.
30.
Lease dated November 7, 2023 by and between Seritage SRC Finance LLC, as landlord, and Salt & Straw, LLC, as tenant, as amended by First Amendment to Lease dated as of September 16, 2024, and as affected by letter dated October 3, 2024 and by letter dated June 19, 2025.
31.
Lease dated November 29, 2023 by and between Seritage SRC Finance LLC, as landlord, and The Shade Store, LLC, as tenant, as amended by First Amendment to Lease dated as of July 26, 2024, and as affected by letter dated January 21, 2025.
32.
Lease dated November 3, 2022 by and between Seritage Finance LLC, as landlord, and TSD Esplanade Tenant, LLC, as tenant (“Salty Donut Tenant”), as affected by letter dated June 15, 2023, and as amended by First Amendment to Lease dated as of February 28, 2025, and by Second Amendment to Lease dated as of July 30, 2025 and as guaranteed by Guaranty dated as of November 3, 2022 given by The Salty Donut, Inc.
33.
Intentionally omitted.
34.
Lease dated July 15, 2022 by and between Seritage SRC Finance LLC, as landlord, and Sher Dental of Aventura, P.A., as tenant, letter agreement dated July 22, 2022, and by letter agreement dated November 1, 2022, as modified by letter agreement dated December 21, 2023, and as affected by letter dated March 15, 2023, and as guaranteed by Guaranty dated as of July 15, 2022 given by Sydney Sher Segall, D.M.D and Guaranty dated as of July 15, 2022 given by Sher Dental, P.A.
35.
Lease dated November 27, 2023 by and between Seritage SRC Finance LLC, as landlord, and Skin Laundry Holdings, Inc., as tenant, as amended by First Amendment to Lease, dated as of May 2, 2024, and as affected by letter dated February 7, 2025 and by letter dated February 13, 2025.
36.
Commercial Lease dated February 27, 2025 by and between Seritage Finance LLC, as landlord, and Starbucks Corporation, as tenant (“Starbucks Tenant”), as affected by Deliver of Premises form signed by Starbucks Tenant on May 12, 2024 and landlord on June 2, 2025.
37.
Lease dated March 3, 2023 by and between Seritage SRC Finance LLC, as landlord, and STK Aventura, LLC, as tenant, as amended by First Amendment to Lease dated August __, 2024, and as affected by letter dated August 13, 2024 and by letter dated March 20, 2025, and as guaranteed by Guaranty of Lease effective as of March 3, 2023 given by The One Group Hospitality, Inc.
38.
License Agreement (Storage Area) dated as of October __, 2024 by and between Seritage SRC Finance LLC, as licensor, and STK Aventura, LLC, as licensee.
39.
Lease dated May 17, 2022 by and between Seritage SRC Finance LLC, as landlord, and Sweetgreen Florida, LLC, as tenant (“Sweetgreen Tenant”), as affected by letter dated January 10, 2023 and by letter agreement dated July 22, 2022, as modified by Confirmation Certificate dated September 28, 2023, and as guaranteed by Guaranty dated as of May 17, 2022 by Sweetgreen Inc.
40.
Lease dated July 12, 2024 by and between Seritage SRC Finance LLC, as landlord, and Tremble Aventura LLC, as tenant, as guaranteed by Guaranty dated as of July 12, 2024 given by APMA Holdings, Inc., and by Guaranty as of dated July 12, 2024 given by Aryan Rashed.
41.
Lease dated January 23, 2025 by and between Seritage SRC Finance LLC, as landlord, and Wairua LLC, as tenant, and as guaranteed by Guaranty effective as of January 23, 2025 given by Renzo Bordoni and Azul Bordoni.
42.
License Agreement dated May 29, 2025 by and between Seritage SRC Finance LLC, as licensor, and Elestyle 1997 Corp., as licensee .

SCHEDULE 23(c)

UNPAID TA/LC

CapEx Schedule	Suite	Outstanding Amount (8/27/2025)
Bank of America - JLL/Zach Winkler	5050	266,707
Anatomy FItness (Tenant Broker) - Comras Company	3150/3210A	125,000
Pura Vida (Landlord Broker) - Vertical	3160/3165	106,587
Jarana (Landlord Broker) - CBRE	5150	95,690
Keyes Company - CBRE	3220	52,775
Next Health (Landlord Broker) -Vertical	2125	81,133
Hastens (Tenant Broker) - JLL	2140	30,090
7th Avenue (Tenant Broker) - Vertical	2170	25,205
Starbucks - Vertical	2195	32,500
Starbucks - Ripco	2195	58,800
Feulard Salon - Vertical	3140	71,232
Lola and the Boys - Vertical	3170	49,008
Wairua - Vertical	2155B	34,557

LEASING COMMISSIONS		1,029,284

Anatomy Suite	3150/3210A	2,700,232
Pura Vida	3160/3165	500,000
Bank of America	5050	515,300
Next Health	2125	367,950
Tremble	3250	200,000
Keyes Company	3220	300,000
Salt & Straw	2155A	155,000
Shade Store	2190	232,118
Fit 2 Run	3260	146,000
Salty Donut	2198	75,000
Lego Suite	2110	200,000
Chip City	2199	49,900
Amalfi Llama	4150	35,000
Wairua	2155B	100,540
Starbucks	2195	490,000
Feulard Salon	3140	45,000
Lola and the Boys	3170	100,000
TENANT ALLOWANCE		6,212,040

TOTAL		7,241,324

Schedule 23(c) – Page 1 of 1

EXHIBIT “A”

LEGAL DESCRIPTION OF THE PROPERTY

The Land referred to herein below is situated in the County of Miami-Dade, State of Florida, and is described as follows:

Parcel 1 a parcel of land lying in Section 3, Township 52 South, Range 42 East, Miami-Dade County, Florida more particularly described as follows: commencing at the Northwest corner of said section 3, Township 52 South, Range 42 East; thence N 87° 27' 29" E along the North line of said section 3, a distance of 875.83 feet to a point on the center line of Aventura Boulevard; thence S 2° 32' 31" E, a distance of 73.00 feet to a point on the Southerly right-of-way line of Aventura Boulevard; thence S 87° 27' 29" W, along said Southerly right-of-way line, a distance of 12.60 feet to a point; thence 78.18 feet along a curve to the left, having a radius of 50.00 feet and a chord of 70.45 feet, bearing S 42° 39' 47" W to a point on the Easterly right-of-way line of state road no. 5 (U.S. hwy. No. 1) as shown on the plat of "aventura 4th addition" Plat Book no. 116, Page 34 of the public records of Miami-Dade County, Florida; thence S 2° 07' 55" E, along said Easterly right-of-way line, a distance of 1320.72 feet to a point; thence N 87° 52' 05" E, a distance of 435.30 feet to the principal point and Place of Beginning of the following description: thence N 74° 30' 00" E, a distance of 170.36 feet to a point; thence N 15° 30' 00" W, a distance of 18.00 feet to a point; thence N 74° 30' 00" E, a distance of 491.43 feet to a point; thence S 60° 30' 00" E, a distance of 380.10 feet to a point; thence S 29° 30' 00" W, a distance of 6.62 feet to a point; thence S 60° 30' 00" E, a distance of 94.67 feet to a point; thence S 29° 30' 00" W, a distance of 78.54 feet to a point; thence S 60° 30' 00" E, a distance of 31.21 feet to a point; thence S 15° 30' 00" E, a distance of 510.00 feet to a point; thence S 74° 30' 00" W, a distance of 64.02 feet to a point; thence S 25° 00' 00" W a distance of 85.78 feet to a point; thence N 65° 00' 00" W, a distance of 162.20 feet to a point; thence 320.42 feet, along an arc to the right, having a radius of 2250.00 feet and a chord of 320.15 feet, bearing N 60° 55' 13" W to a point; thence N 56° 50' 26" W, a distance of 325.26 feet to a point; thence N 49° 47' 00" .6" W, a distance of 485.32 feet to the principal point and Place of Beginning.

Exhibit “A” – Page 1 of 1

EXHIBIT “B”

FORM OF TITLE AFFIDAVIT

OWNER’S CERTIFICATE & GAP INDEMNITY

STATE OF NEW YORK )

) ss:

COUNTY OF ______ )

_____________________________, ______________ of SERITAGE SRC FINANCE LLC, a Delaware limited liability company (“Owner”), the Owner of the premises described in Title Commitment No. 3020-1134153 (the “Title Commitment”), and in consideration of First American Title Insurance Company (the “Company”) issuing its policy of title insurance insuring an interest in the real estate described therein, and being first duly sworn on oath, states as follows, to his or her actual knowledge after inquiry of the applicable asset manager:

1.
That Owner is the owner of, or has an ownership interest in, the real estate more particularly described in the Title Commitment (the “Property”).

2.
That, except as specifically shown in the Title Commitment, there are no delinquent real estate taxes or unpaid current real estate taxes; nor any pending or levied assessments on the Property, including but not limited to those for trees, sidewalks, streets, sewers and water lines.

3.
That Owner’s possession of the Property is subject to the rights of tenants in possession which tenants listed on EXHIBIT A attached hereto and that no other party has possession, or has a right of possession under any tenancy, lease or other agreement.

4.
There are no unrecorded options to purchase or rights of first refusal affecting the Property of parties claiming.

5.
That, other than routine maintenance, there have been no construction, repairs, alterations, improvements made, ordered or contracted to be made on or to the Property, nor materials ordered, within the last 180 days except as set forth on EXHIBIT B, which work or materials have been paid for. [Determine if any additional requirements arising due to any on going work.]

6.
That there are no unrecorded mortgages, deeds to secure debt, deeds of trust, judgments, abstracts, or other monetary liens or charges against the Property and Owner has not granted any unrecorded easements, covenants, licenses, servitudes, or similar agreements encumbering the Property.

7.
That Owner has not received written notice that the covenants, including payment of any assessments, dues and fees and restrictions contained in the Title Commitment have been violated which violation hasn't been cured, satisfied, or otherwise finally resolved and Owner knows of no existing circumstances which would cause such a violation.

Exhibit “B” – Page 1 of 5

AND Whereas, the Company has been requested to issue its policy or policies of title insurance referenced above in favor of the Insured named therein and the Company is unwilling to issue said policy or policies until the closing instrument(s) under which the insured acquires an interest in said Property is/are filed for record in the appropriate recording office(s);

AND Whereas, the parties in the transaction have requested the Company to provide a so-called “New York Style Closing” which provides for the unconditional delivery of the closing instrument(s) between the parties and the passing of consideration therefore.

NOW THEREFORE it is agreed that in consideration of the Company issuing its policy or policies without making exception therein of matters which may arise between the most recent effective date of the title commitment (the last date upon which the search of title is effective) and the date the documents creating the interest being insured have been filed for record and which matters may constitute an encumbrance on or affect said title, the undersigned agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or objectionable matter to title as a result of acts or omissions by Owner (collectively, “objection(s) to title”) which may arise or be filed, as the case may be, against the captioned Property during the period of time between the most recent effective date of Title Commitment and date of recording of all closing instruments, and to hold harmless and indemnify the Company against all expenses, costs and attorneys fees which may arise out of its failure to so remove, bond or otherwise dispose of any said objection(s) to title.

[no further text this page]

Exhibit “B” – Page 2 of 5

____________________________________

Name: ___________________________

not personally but solely as _______________________

of SERITAGE SRC FINANCE LLC, a Delaware limited liability company

State of ___________

County of ____________

This certificate was acknowledged before me on this ______ day of _____ __, 2025, by ______________________________ , personally known to me or proved to me on the basis of satisfactory evidence to be the person who appeared before me.

____________________________________

(Notary Public)

(Signature Page to Owner’s Certificate & Gap Indemnity)

Exhibit “B” – Page 3 of 5

EXHIBIT A

(Leases)

(Insert List)

Exhibit “B” – Page 4 of 5

EXHIBIT B

(Ongoing Work)

(Insert List)

Exhibit “B” – Page 5 of 5

EXHIBIT “C”

FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is entered into as of _____________, 2025 (“Effective Date”) by and between SERITAGE SRC FINANCE LLC, a Delaware limited liability company (“Assignor”), and ______________________________ (“Assignee”).

R E C I T A L S:

A. Assignor is the owner of that certain real property and improvements located in the City of Aventura, County of Miami-Dade and State of Florida, having a street address of 19505 Biscayne Boulevard, Aventura, Florida as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Property”).

B. Assignor has agreed to sell to Assignee and Assignee has agreed to purchase the Property in accordance with the terms and conditions of a certain Real Estate Purchase Agreement between Assignor and ___________ dated as of ___________, 2025 (as the same may have been amended, modified and/or assigned, the “Agreement”).

C. The Property is currently subject to those certain leases set forth on Exhibit “B” attached hereto and incorporated herein by reference (collectively, the “Leases”).

D. Assignor desires to assign Assignor’s rights under the Leases to Assignee and Assignee desires to assume Assignor’s obligations thereunder from and after the Effective Date.

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), paid by Assignee to Assignor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Effective as of the Effective Date, Assignor does hereby assign, transfer and set over to Assignee all of Assignor’s right, title and interest in and to the Leases, if any, subject, however, to all of the covenants, terms, conditions and provisions thereof.
2.
Assignee covenants and agrees to assume, keep and perform, from and after the Effective Date, all of the terms, covenants and conditions contained in the Leases required to be kept and performed by the owner or landlord thereunder first arising out of and accruing on or after the Effective Date.
3.
This Assignment shall be governed and construed in accordance with the laws of the State where the Property is located, without giving effect to any conflicts of laws provisions thereof.
4.
This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
5.
This Assignment may be executed in multiple identical counterparts all of which, when taken together, shall constitute one document.

Exhibit “C” - Page 1 of 5

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

Seritage SRC Finance LLC,

a Delaware limited liability company

By:

Printed Name:

Title:

STATE OF §

§

COUNTY OF §

Before me, a Notary Public in and for said County and State, personally appeared _______________, the _______________ of Seritage SRC Finance LLC, a Delaware limited liability company, on behalf of such entity, who acknowledged that s/he did sign the foregoing instrument on behalf of such entity and that the same is his/her free act and deed and the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _____________________, ____________, this _____ day of _________ 2025.

Notary Public

My commission expires:

(Assignor’s Signature Page to Assignment and Assumption of Leases)

Exhibit “C” – Page 1 of 5

DOCVARIABLE ndGeneratedStamp \* MERGEFORMAT 4887-2594-7531, v. 2

ASSIGNEE:

__________________________,

a _________________________

By:

Name:

Title:

STATE OF §

§

COUNTY OF §

Before me, a Notary Public in and for said County and State, personally appeared _______________, the _______________ of __________________, a ______________, on behalf of such entity, who acknowledged that s/he did sign the foregoing instrument on behalf of such entity and that the same is his/her free act and deed and the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _____________________, ____________, this _____ day of _________ 2025.

Notary Public

My commission expires:

(Assignee’s Signature Page to Assignment and Assumption of Leases)

Exhibit “C” – Page 2 of 5

DOCVARIABLE ndGeneratedStamp \* MERGEFORMAT 4887-2594-7531, v. 2

Exhibit A

Real Property Description

The Land referred to herein below is situated in the County of Miami-Dade, State of Florida, and is described as follows:

Parcel 1 a parcel of land lying in Section 3, Township 52 South, Range 42 East, Miami-Dade County, Florida more particularly described as follows: commencing at the Northwest corner of said section 3, Township 52 South, Range 42 East; thence N 87° 27' 29" E along the North line of said section 3, a distance of 875.83 feet to a point on the center line of Aventura Boulevard; thence S 2° 32' 31" E, a distance of 73.00 feet to a point on the Southerly right-of-way line of Aventura Boulevard; thence S 87° 27' 29" W, along said Southerly right-of-way line, a distance of 12.60 feet to a point; thence 78.18 feet along a curve to the left, having a radius of 50.00 feet and a chord of 70.45 feet, bearing S 42° 39' 47" W to a point on the Easterly right-of-way line of state road no. 5 (U.S. hwy. No. 1) as shown on the plat of "aventura 4th addition" Plat Book no. 116, Page 34 of the public records of Miami-Dade County, Florida; thence S 2° 07' 55" E, along said Easterly right-of-way line, a distance of 1320.72 feet to a point; thence N 87° 52' 05" E, a distance of 435.30 feet to the principal point and Place of Beginning of the following description: thence N 74° 30' 00" E, a distance of 170.36 feet to a point; thence N 15° 30' 00" W, a distance of 18.00 feet to a point; thence N 74° 30' 00" E, a distance of 491.43 feet to a point; thence S 60° 30' 00" E, a distance of 380.10 feet to a point; thence S 29° 30' 00" W, a distance of 6.62 feet to a point; thence S 60° 30' 00" E, a distance of 94.67 feet to a point; thence S 29° 30' 00" W, a distance of 78.54 feet to a point; thence S 60° 30' 00" E, a distance of 31.21 feet to a point; thence S 15° 30' 00" E, a distance of 510.00 feet to a point; thence S 74° 30' 00" W, a distance of 64.02 feet to a point; thence S 25° 00' 00" W a distance of 85.78 feet to a point; thence N 65° 00' 00" W, a distance of 162.20 feet to a point; thence 320.42 feet, along an arc to the right, having a radius of 2250.00 feet and a chord of 320.15 feet, bearing N 60° 55' 13" W to a point; thence N 56° 50' 26" W, a distance of 325.26 feet to a point; thence N 49° 47' 00" .6" W, a distance of 485.32 feet to the principal point and Place of Beginning.

Exhibit “C” – Page 3 of 5

DOCVARIABLE ndGeneratedStamp \* MERGEFORMAT 4887-2594-7531, v. 2

Exhibit B

Leases

(Insert List)

Exhibit “C” – Page 4 of 5

DOCVARIABLE ndGeneratedStamp \* MERGEFORMAT 4887-2594-7531, v. 2

EXHIBIT “D”

FORM OF ASSIGNMENT AND ASSUMPTION OF CONTRACTS

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (“Assignment”) is entered into as of _____________, 2025 (“Effective Date”) by and between SERITAGE SRC FINANCE LLC, a Delaware limited liability company (“Assignor”), and ______________________________ (“Assignee”).

R E C I T A L S:

A. Assignor is the owner of that certain real property and improvements located in the City of Aventura, County of Miami-Dade and State of Florida, having a street address of 19505 Biscayne Boulevard, Aventura, Florida as more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Property”).

B. Assignor has agreed to sell to Assignee and Assignee has agreed to purchase the Property in accordance with the terms and conditions of a certain Real Estate Purchase Agreement between Assignor and ___________ dated as of ___________, 2025 (as the same may have been amended, modified and/or assigned, the “Agreement”).

C. The Property is currently subject to those certain service and maintenance agreements set forth on Exhibit “B” attached hereto and incorporated herein by reference (collectively, the “Contracts”).

D. Assignor desires to assign Assignor’s rights under the Contracts to Assignee and Assignee desires to assume Assignor’s obligations thereunder from and after the Effective Date.

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00), paid by Assignee to Assignor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Effective as of the Effective Date, Assignor does hereby assign, transfer and set over to Assignee all of Assignor’s right, title and interest in and to the Contracts, subject, however, to all of the covenants, terms, conditions and provisions thereof.
2.
Assignee covenants and agrees to assume, keep and perform, from and after the Effective Date, all of the terms, covenants and conditions contained in the Contracts required to be kept and performed by the owner thereunder first arising out of and accruing on or after the Effective Date.
3.
This Assignment shall be governed and construed in accordance with the laws of the State where the Property is located, without giving effect to any conflicts of laws provisions thereof.
4.
This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.
5.
This Assignment may be executed in multiple identical counterparts all of which, when taken together, shall constitute one document.

Exhibit “D” - Page 1 of 5

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

Seritage SRC Finance LLC,

a Delaware limited liability company

By:

Printed Name:

Title:

STATE OF §

§

COUNTY OF §

Before me, a Notary Public in and for said County and State, personally appeared _______________, the _______________ of Seritage SRC Finance LLC, a Delaware limited liability company, on behalf of such entity, who acknowledged that s/he did sign the foregoing instrument on behalf of such entity and that the same is his/her free act and deed and the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _____________________, ____________, this _____ day of _________ 2025.

Notary Public

My commission expires:

(Assignor’s Signature Page to Assignment and Assumption of Contracts)

Exhibit “D” – Page 1 of 1

ASSIGNEE:

__________________________,

a _________________________

By:

Name:

Title:

STATE OF §

§

COUNTY OF §

Before me, a Notary Public in and for said County and State, personally appeared _______________, the _______________ of __________________, a ______________, on behalf of such entity, who acknowledged that s/he did sign the foregoing instrument on behalf of such entity and that the same is his/her free act and deed and the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at _____________________, ____________, this _____ day of _________ 2025.

Notary Public

My commission expires:

(Assignee’s Signature Page to Assignment and Assumption of Contracts)

Exhibit “D” – Page 2 of 1

Exhibit A

Real Property Description

The Land referred to herein below is situated in the County of Miami-Dade, State of Florida, and is described as follows:

Parcel 1 a parcel of land lying in Section 3, Township 52 South, Range 42 East, Miami-Dade County, Florida more particularly described as follows: commencing at the Northwest corner of said section 3, Township 52 South, Range 42 East; thence N 87° 27' 29" E along the North line of said section 3, a distance of 875.83 feet to a point on the center line of Aventura Boulevard; thence S 2° 32' 31" E, a distance of 73.00 feet to a point on the Southerly right-of-way line of Aventura Boulevard; thence S 87° 27' 29" W, along said Southerly right-of-way line, a distance of 12.60 feet to a point; thence 78.18 feet along a curve to the left, having a radius of 50.00 feet and a chord of 70.45 feet, bearing S 42° 39' 47" W to a point on the Easterly right-of-way line of state road no. 5 (U.S. hwy. No. 1) as shown on the plat of "aventura 4th addition" Plat Book no. 116, Page 34 of the public records of Miami-Dade County, Florida; thence S 2° 07' 55" E, along said Easterly right-of-way line, a distance of 1320.72 feet to a point; thence N 87° 52' 05" E, a distance of 435.30 feet to the principal point and Place of Beginning of the following description: thence N 74° 30' 00" E, a distance of 170.36 feet to a point; thence N 15° 30' 00" W, a distance of 18.00 feet to a point; thence N 74° 30' 00" E, a distance of 491.43 feet to a point; thence S 60° 30' 00" E, a distance of 380.10 feet to a point; thence S 29° 30' 00" W, a distance of 6.62 feet to a point; thence S 60° 30' 00" E, a distance of 94.67 feet to a point; thence S 29° 30' 00" W, a distance of 78.54 feet to a point; thence S 60° 30' 00" E, a distance of 31.21 feet to a point; thence S 15° 30' 00" E, a distance of 510.00 feet to a point; thence S 74° 30' 00" W, a distance of 64.02 feet to a point; thence S 25° 00' 00" W a distance of 85.78 feet to a point; thence N 65° 00' 00" W, a distance of 162.20 feet to a point; thence 320.42 feet, along an arc to the right, having a radius of 2250.00 feet and a chord of 320.15 feet, bearing N 60° 55' 13" W to a point; thence N 56° 50' 26" W, a distance of 325.26 feet to a point; thence N 49° 47' 00" .6" W, a distance of 485.32 feet to the principal point and Place of Beginning.

Exhibit “D” – Page 3 of 1

Exhibit B

Contracts

(Insert List)

Exhibit “D” – Page 4 of 1

EXHIBIT “E”

FORM OF TENANT NOTICE LETTER

_________, 2025

___________________

___________________

___________________

___________________

Re: Notice of Sale and Assignment of Lease

[Lease Title/Name] by and between Seritage SRC Finance LLC (“Landlord”) and [Tenant Name] (“Tenant”), dated as of [Original Lease Date], for the premises located at [Premises Address] (the “Premises”).

Dear Tenant:

Please be advised that effective as of the date of this letter, Seritage SRC Finance LLC, as the current landlord under the above-referenced Lease and owner of the Premises, has completed the sale of the Premises to [Buyer Name] (“Buyer”).

As a result of this transfer, Buyer has assumed all of Landlord’s rights, title, and interest under the Lease as of [Effective Date]. Accordingly, all future rent payments, notices, and other correspondence related to the Lease should be directed to Buyer at the following address:

New Landlord Contact Information
Payee: [Buyer Name or Entity]
Mailing Address: [Buyer Address]
Email: [Buyer Email, if applicable]
Phone: [Buyer Phone Number]
Payment Instructions: [e.g., ACH/Wire details or updated payment portal, if necessary]

All other terms and conditions of your Lease remain unchanged and in full force and effect.

Should you have any questions or require additional information, please contact:

[Name of Representative]

[Title]

[Phone Number]

[Email Address]

We appreciate your cooperation in updating your records and directing all future Lease-related matters to the new Landlord as indicated above.

[remainder of this page intentionally left blank; signatures follow]

Exhibit “E” – Page 1 of 3

LANDLORD:

Seritage SRC Finance LLC,

a Delaware limited liability company

By:

Name:

Title:

(Landlord’s Signature Page to Tenant Notice Letter)

Exhibit “E” – Page 2 of 3

BUYER:

________________________,

a ___________________________

By:

Printed Name:

Title:

(Buyer’s Signature Page to Tenant Notice Letter)

Exhibit “E” – Page 3 of 3

EXHIBIT “F”

FORM OF TENANT ESTOPPEL

ESTOPPEL CERTIFICATE

[Date]

RE: Lease dated ____________, 20__, between _______________
(“Landlord”) and ____________________ (“Tenant”), as modified by amendments on _____________, 20__ (the “Lease”).

Ladies and Gentlemen:

The undersigned is the Tenant under the above referenced Lease for the demised premises (the “Demised Premises”) identified as ____________________ being a portion of the property commonly known as [Name of Store site or address], Esplanade at Aventura, Aventura, Florida (the “Shopping Center”).

With the knowledge that you will be relying on the certifications contained herein, Tenant hereby certifies that as of the date hereof:

1.
The documents listed in Exhibit A hereto (the “Lease Documents”) (i) set forth the entire agreement between Landlord and Tenant with respect to the Demised Premises, (ii) are in full force and effect, and (iii) have not been modified or amended except as set forth in Exhibit A. There are no other understandings or agreements, written or oral, between Landlord and Tenant with respect to the Demised Premises or the Shopping Center. Tenant’s interest in the Lease and the Demised Premises has not been assigned, sublet or encumbered.
2.
The term of the Lease commenced on _________________ and expires ___________________. The Lease contains no options to extend other than ____________________.
3.
The current monthly Minimum Rent under the Lease is _____________ and has been paid through ____________. Percentage Rent due under the Lease has been paid through _____________ and the amount of Percentage Rent for the last period paid was $__________. Common Area Expenses, Tax Contributions, insurance and other charges due under the Lease have been paid through _________. The amount of the Security Deposit [Letter of Credit] being held by Landlord is $__________.
4.
Tenant has accepted the Demised Premises and is in full and complete possession of the Demised Premises. Landlord has no further obligations to provide tenant improvements to the Demised Premises, such obligation, if any, having been fully performed.

F-4

5.
To Tenant’s knowledge, neither Landlord nor Tenant are in default in their respective obligations under the Lease and there are no existing circumstances which, with the passage of time, or notice, or both, would give rise to a default under the Lease, except as follows:
6.
No Rent under the Lease has been paid other than is currently due under the Lease or which has been paid not more than one (1) month before the due date thereof. Tenant does not now have or hold any claim or defense against Landlord which might be set off or credited against future accruing rents, and there are no credits or allowances to which Tenant is entitled.
7.
Except as expressly set forth in the Lease and disclosed herein, Tenant (i) does not have a right to rent additional space, (ii) does not have an option or preferential right to purchase the Demised Premises, the Shopping Center or any portion thereof, and (iii) does not have any right, title or interest with respect to the Demised Premises other than as Tenant under the Lease.
8.
The certifications contained herein are made with the knowledge that you and/or your affiliates will substantially rely upon the same and such certifications are true, complete and correct in all material respects.

[Insert additional specific provisions if necessary.]

The provisions of this estoppel letter shall be binding upon the successors and assigns of Tenant and shall inure to your benefit and your successors and assigns.

Very truly yours, [Name of Tenant] By: Name: Title:

F-1

EXHIBIT “G”

FORM OF DEED

This Instrument prepared by:

William W. Post, Esq.

Meltzer, Lippe, Goldstein & Breitstone, LLP

190 Willis Avenue

Mineola, NY 11501

and when recorded return to:

Bilzin Sumberg Baena Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, Florida 33131

Attn: Joseph M. Hernandez, Esq.

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED made on this _____ day of ___________, 2025, between SERITAGE SRC FINANCE LLC, a Delaware limited liability company (“Grantor”), having its principal place of business at c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, New York 10110, and ___________________________, a _________________ limited liability company (“Grantee”) with an address at __________________________. The terms “Grantor” and “Grantee” in this instrument include the respective successors and assigns of said parties.

W I T N E S S E T H

That the Grantor, for and in consideration of the sum of Ten Dollars ($10.00) to it in hand paid by the Grantee, the receipt whereof is hereby acknowledged, does hereby grant, bargain, sell, alien, remise, release, convey and confirm unto the Grantee all of its right, title and interest in the following property (the “Land”) lying and being in Miami-Dade County, Florida, and more particularly described on Exhibit A attached hereto.

Parcel ID Number: 28-2203-038-0020

TOGETHER WITH, all right title and interest of the Grantor in and to all buildings, improvements and fixtures now located on the Land and hereafter erected thereon, whether below or above grade level (the “Improvements”), which are intended to be and remain real property, and to become and remain the sole and exclusive property of the Grantee and its successors and assigns.

SUBJECT TO: All (i) all taxes and other assessments for the 2025 calendar tax year and subsequent years not yet due and payable, and (ii) all easements, rights of way, encumbrances, covenants, conditions, restrictions, as may appear of record affecting the Property, and all zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property, without reimposing same.

Exhibit “G” – Page 1 of 4

TOGETHER with all the tenements, hereditaments and appurtenances belonging or in any way appertaining to said Property.

TO HAVE AND TO HOLD, the Land together with the appurtenances and all the estate and rights of Grantor in and to the Land, unto the Grantee and its successors in title.

ALSO TO HAVE AND TO HOLD, the Improvements together with the appurtenances and all the estate and rights of Grantor in and to the Improvements, unto the Grantee and its successors in title.

And Grantor hereby covenants with said Grantee that the Grantor is lawfully seized of said property; that the Grantor has good right and lawful authority to sell and convey said property; and that the Grantor does hereby warrant the title to said property and will defend the same against the lawful claims of all persons claiming by, through or under Grantor, but against no other.

{REMAINDER OF PAGE LEFT INTENTIONALLY BLANK}

Exhibit “G” – Page 2 of 4

IN WITNESS WHEREOF, the Grantor has caused this Special Warranty Deed to be executed the day and year first above written.

Signed, sealed and delivered In the presence of: (Signature of 1st Witness) (Print Name of 1st Witness) (Address of 1st Witness) (Signature of 2nd Witness) (Print Name of 2nd Witness)	Seritage SRC Finance LLC, a Delaware limited liability company By:

(Address of 2nd Witness)

STATE OF NEW YORK )

) ss:

COUNTY OF NEW YORK )

This instrument was acknowledged before me, by means of ____ physical presence or ____ online notarization, this ___ day of _________, 2025, by _________________, the ________________ of Seritage SRC Finance LLC, who is personally known to me or who has produced as identification.

{notary seal must be affixed}

(Signature of Notary Public)

(Print Name of Notary Public)

Commission number:

My Commission expires:

Exhibit “G” – Page 3 of 4

EXHIBIT A

Real Property Description

The Land referred to herein below is situated in the County of Miami-Dade, State of Florida, and is described as follows:

Parcel 1 a parcel of land lying in Section 3, Township 52 South, Range 42 East, Miami-Dade County, Florida more particularly described as follows: commencing at the Northwest corner of said section 3, Township 52 South, Range 42 East; thence N 87° 27' 29" E along the North line of said section 3, a distance of 875.83 feet to a point on the center line of Aventura Boulevard; thence S 2° 32' 31" E, a distance of 73.00 feet to a point on the Southerly right-of-way line of Aventura Boulevard; thence S 87° 27' 29" W, along said Southerly right-of-way line, a distance of 12.60 feet to a point; thence 78.18 feet along a curve to the left, having a radius of 50.00 feet and a chord of 70.45 feet, bearing S 42° 39' 47" W to a point on the Easterly right-of-way line of state road no. 5 (U.S. hwy. No. 1) as shown on the plat of "aventura 4th addition" Plat Book no. 116, Page 34 of the public records of Miami-Dade County, Florida; thence S 2° 07' 55" E, along said Easterly right-of-way line, a distance of 1320.72 feet to a point; thence N 87° 52' 05" E, a distance of 435.30 feet to the principal point and Place of Beginning of the following description: thence N 74° 30' 00" E, a distance of 170.36 feet to a point; thence N 15° 30' 00" W, a distance of 18.00 feet to a point; thence N 74° 30' 00" E, a distance of 491.43 feet to a point; thence S 60° 30' 00" E, a distance of 380.10 feet to a point; thence S 29° 30' 00" W, a distance of 6.62 feet to a point; thence S 60° 30' 00" E, a distance of 94.67 feet to a point; thence S 29° 30' 00" W, a distance of 78.54 feet to a point; thence S 60° 30' 00" E, a distance of 31.21 feet to a point; thence S 15° 30' 00" E, a distance of 510.00 feet to a point; thence S 74° 30' 00" W, a distance of 64.02 feet to a point; thence S 25° 00' 00" W a distance of 85.78 feet to a point; thence N 65° 00' 00" W, a distance of 162.20 feet to a point; thence 320.42 feet, along an arc to the right, having a radius of 2250.00 feet and a chord of 320.15 feet, bearing N 60° 55' 13" W to a point; thence N 56° 50' 26" W, a distance of 325.26 feet to a point; thence N 49° 47' 00" .6" W, a distance of 485.32 feet to the principal point and Place of Beginning.

Exhibit “G” – Page 4 of 4

EXHIBIT “H”

FORM OF ASSIGNMENT AND ASSUMPTION OF RECORD DOCUMENTS

RECORDING REQUESTED BY AND

WHEN RECORDED MAIL TO:

Bilzin Sumberg Baena Price & Axelrod LLP

1450 Brickell Avenue, 23rd Floor

Miami, Florida 33131

Attn: Joseph M. Hernandez, Esq.

_______________________________________________________________________________

Parcel ID Number: 28-2203-038-0020

ASSIGNMENT AND ASSUMPTION OF RECORDED AGREEMENTS AND DOCUMENTS

THIS ASSIGNMENT AND ASSUMPTION OF RECORDED AGREEMENTS AND DOCUMENTS ("Assignment") is made as of the ____ day of _______________ 2025 ("Effective Date"), by and between SERITAGE SRC FINANCE LLC, a Delaware limited liability company ("Assignor"), and _________________, a ________ _____________ ("Assignee").

Assignment and Assumption

1.
In consideration of Ten Dollars ($10.00) in hand paid by Assignee, the receipt and sufficiency of which is hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee all of Assignor’s right, title and interest in and to any and all recorded agreements, documents and other instruments not otherwise assigned by Assignor to Assignee (collectively, the “Assigned Agreements and Documents”) affecting or related to the real property described in Exhibit A (collectively, the “Property”), including without limitation those Assigned Agreements and Documents listed on the attached Exhibit B.

2.
Assignee hereby assumes all obligations and liabilities of the Assignor first arising out of or accruing with respect to the Assigned Agreements and documents from and after the date of this Assignment.

3.
This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective heirs, executors, administrators, successors and assigns.

4.
This Assignment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON FOLLOWING PAGE]

Exhibit “H” – Page 1 of 5

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

ASSIGNOR:

Seritage SRC Finance LLC,

a Delaware limited liability company

By:

Printed Name:

Title:

STATE OF §

§

COUNTY OF §

This instrument was acknowledged before me, by means of ____ physical presence or ____ online notarization, this ___ day of _________, 2025, by _________________, the ________________ of Seritage SRC Finance LLC, who is personally known to me or who has produced as identification.

{notary seal must be affixed}

(Signature of Notary Public)

(Print Name of Notary Public)

Commission number:

My Commission expires:

(Assignor’s Signature Page to
Assignment and Assumption of Recorded Agreements and Documents)

Exhibit “H” – Page 2 of 5

ASSIGNEE:

__________________________,

a _________________________

By:

Printed Name:

Title:

STATE OF §

§

COUNTY OF §

This instrument was acknowledged before me, by means of ____ physical presence or ____ online notarization, this ___ day of _________, 2025, by _________________, the ________________ of _____________________________, who is personally known to me or who has produced as identification.

{notary seal must be affixed}

(Signature of Notary Public)

(Print Name of Notary Public)

Commission number:

My Commission expires:

(Assignee’s Signature Page to
Assignment and Assumption of Recorded Agreements and Documents)

Exhibit “H” – Page 3 of 5

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

The Land referred to herein below is situated in the County of Miami-Dade, State of Florida, and is described as follows:

Parcel 1 a parcel of land lying in Section 3, Township 52 South, Range 42 East, Miami-Dade County, Florida more particularly described as follows: commencing at the Northwest corner of said section 3, Township 52 South, Range 42 East; thence N 87° 27' 29" E along the North line of said section 3, a distance of 875.83 feet to a point on the center line of Aventura Boulevard; thence S 2° 32' 31" E, a distance of 73.00 feet to a point on the Southerly right-of-way line of Aventura Boulevard; thence S 87° 27' 29" W, along said Southerly right-of-way line, a distance of 12.60 feet to a point; thence 78.18 feet along a curve to the left, having a radius of 50.00 feet and a chord of 70.45 feet, bearing S 42° 39' 47" W to a point on the Easterly right-of-way line of state road no. 5 (U.S. hwy. No. 1) as shown on the plat of "aventura 4th addition" Plat Book no. 116, Page 34 of the public records of Miami-Dade County, Florida; thence S 2° 07' 55" E, along said Easterly right-of-way line, a distance of 1320.72 feet to a point; thence N 87° 52' 05" E, a distance of 435.30 feet to the principal point and Place of Beginning of the following description: thence N 74° 30' 00" E, a distance of 170.36 feet to a point; thence N 15° 30' 00" W, a distance of 18.00 feet to a point; thence N 74° 30' 00" E, a distance of 491.43 feet to a point; thence S 60° 30' 00" E, a distance of 380.10 feet to a point; thence S 29° 30' 00" W, a distance of 6.62 feet to a point; thence S 60° 30' 00" E, a distance of 94.67 feet to a point; thence S 29° 30' 00" W, a distance of 78.54 feet to a point; thence S 60° 30' 00" E, a distance of 31.21 feet to a point; thence S 15° 30' 00" E, a distance of 510.00 feet to a point; thence S 74° 30' 00" W, a distance of 64.02 feet to a point; thence S 25° 00' 00" W a distance of 85.78 feet to a point; thence N 65° 00' 00" W, a distance of 162.20 feet to a point; thence 320.42 feet, along an arc to the right, having a radius of 2250.00 feet and a chord of 320.15 feet, bearing N 60° 55' 13" W to a point; thence N 56° 50' 26" W, a distance of 325.26 feet to a point; thence N 49° 47' 00" .6" W, a distance of 485.32 feet to the principal point and Place of Beginning.

Exhibit “H” – Page 4 of 5

EXHIBIT B

ASSIGNED AGREEMENTS

1. That certain Agreement recorded in Official Records Book 6808, Page 548.

2. That certain Agreement recorded in Official Records Book 6808, Page 561.

3. That certain Covenant recorded in Official Records Book 8429, Page 1183.

4. That certain Declaration, Covenant and Reciprocal Easement Agreement recorded in Official Records Book 8841, Page 715; as affected by Official Records Book 9002, Page 840; Official Records Book 11499, Page 714 and Official Records Book 11499, Page 731. (Parcel II)

5. That certain Agreement recorded in Official Records Book 10700, Page 1915.

6. That certain Agreement and Declaration of Covenants and Restrictions recorded in Official Records Book 11246, Page 944.

7. That certain Agreement recorded in Official Records Book 11487, Page 1771.

8. That certain Memorandum of Agreement recorded in Official Records Book 11570, Page 1889.

9. That certain Easement and Operating Agreement recorded in Official Records Book 11574, Page 2311, dated September 24, 1982 by and between Sears, Roebuck and Co. and Aventura Mall Corporation, a Florida general partnership compose of Oxford Development Company/Aventura Mall, a Pennsylvania General Partnership, and DeBartolo-Aventura, Inc., a Florida corporation, as General Partners, as affected by Official Records Book 11574, Page 2374; Official Records Book 11298, Page 1921; Official Records Book 18039, Page 4058 and as affected by that certain unrecorded Second Amendment to Easement and Operating Agreement and Related Documents, dated April 30, 2007. (Parcel II)

10. First Amendment to Easement and Operating Agreement and Related Documents dated March 19, 1998 by and between Sears, Roebuck and Co., a New York corporation, and Aventura Mall Corporation, a Florida general partnership compose of Oxford Development Company/Aventura Mall, a Pennsylvania General Partnership, and DeBartolo-Aventura, Inc., a Florida corporation, as General Partners.

11. Assignment and Assumption of Recorded Agreements and Documents dated July 7, 2015 Sears, Roebuck and Co., a New York corporation, and Seritage SRC Finance LLC, a Delaware limited liability company filed in Official Records Book 29696, Page 1175.

EXHIBIT “I”

FORM OF BILL OF SALE

BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS that on this ___ day of ________ 2025 (the “Effective Date”), the undersigned, SERITAGE SRC FINANCE LLC, a Delaware limited liability

Exhibit “H” – Page 5 of 5

company, having an address of c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, New York 10110 (“Seller”), pursuant to the terms of that certain Real Estate Purchase Agreement between Seller and [_____________________], having an address of [____________________] (“Buyer”) dated [_____________] (the “Agreement”), has conveyed to Buyer the Property (as defined in the Agreement) and hereby sells, conveys, transfers, assigns and delivers unto Buyer absolutely all of Seller’s right, title and interest (if any) in and to all Personalty (as defined in the Agreement), subject to the terms and conditions of the Agreement.

TO HAVE AND TO HOLD the same unto said Buyer, its successors and assigns, forever.

Buyer acknowledges and agrees that Seller has not made, does not make and expressly disclaims any and all representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to any matter whatsoever regarding the Personalty, including, but not limited to the following: (a) the nature, quality or conditions of the Personalty; (b) the income to be derived from the Personalty; (c) the suitability of the Personalty for any and all activities and uses that Buyer may conduct thereon or therewith; (d) the compliance of or by the Personalty or its operation or use with any laws, rules, ordinances or regulations of any applicable governmental authority or body; (e) the quality, habitability, merchantability or fitness for a particular purpose of any of the Personalty; or (f) any other matter with respect to the Personalty. Buyer further acknowledges and agrees that, having been given the opportunity to inspect the Personalty pursuant to the Agreement, Buyer is relying solely on its own investigation of the Personalty and not on any information provided or to be provided by or on behalf of Seller. Buyer further acknowledges and agrees that: (i) any information provided or to be provided with respect to the Personalty was obtained from a variety of sources and that Seller has not made any independent investigation or verification of such information; and (ii) the conveyance of the Personalty as provided for herein is made on an “as is, where is” condition and basis “with all faults”.

The obligations of Seller are intended to be binding only on the property of Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, partners or shareholders, or the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller.

This Bill of Sale shall be binding upon the successors and assigns of Seller and shall inure to the benefit of the successors and assigns of Buyer.

This Bill of Sale shall be governed by and construed in accordance with the laws of the state in which the Property is located.

This Bill of Sale may be executed in counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same document. Copies of this Bill of Sale bearing the signatures of Buyer and Seller shall be as binding as originals.

[Remainder of this page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, Buyer and Seller have caused this Bill of Sale to be executed and delivered by their respective duly authorized persons as of the Effective Date.

SELLER:

SERITAGE SRC FINANCE LLC,

a Delaware limited liability company

By:

Name:

Title:

(Seller’s Signature Page to Bill of Sale)

BUYER:

[________________],

a [________________]

By:

Name:

Title:

(Buyer’s Signature Page to Bill of Sale)

EXHIBIT “J”

FORM OF SELLER REPRESENTATION CERTIFICATE

SELLER REPRESENTATION CERTIFICATE

SERITAGE SRC FINANCE LLC, a Delaware limited liability company (“Seller”), having an address of c/o Seritage Growth Properties, 500 Fifth Avenue, Suite 1530, New York, New York 10110, hereby certifies that the representations and warranties of the undersigned set forth in Section 6 of the Real Estate Purchase Agreement between Seller, as seller, and __________________, as buyer, dated , 2025 (the “Agreement”) are true and correct in all material respects as of the date hereof except as may be updated by Schedule 1 attached hereto which shall be subject in all events to immaterial qualifications as set forth in Section 10(a)(ix) of the Agreement. This certificate is made subject to the limitations on scope, liability and survival, limitations on Seller’s knowledge and other matters regarding Seller’s representations and warranties set forth in the Agreement (including, without limitation, in Section 10(a)(ix) and the definition of “knowledge” or “notice”).

Executed as of the _____ date of _________, 2025

SELLER:

SERITAGE SRC FINANCE LLC,

a Delaware limited liability company

By:

Name:

Title:

Schedule 1